UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHUFFLE MASTER, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
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	(4)	Date Filed: N/A

February 3, 2012

TO THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

You are cordially invited to the annual meeting of shareholders to be held on March 15, 2012, at the Company's corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time.

At the meeting, there will be a vote on the election of all 7 members of the Board of Directors, as well as the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, and an advisory vote on executive compensation (i.e., "Say-on-Pay").

The Company is pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. The Company believes that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Important notice to beneficial shareholders who hold their shares through a broker rather than directly in their own name: If you hold your shares in a brokerage account, your shares will not be voted for Proposals No. 1 and No. 3 this year unless you give explicit instructions to your broker. Most of the Company's outstanding shares are held in this manner, so it is important that you submit a vote. Under New York Stock Exchange Rule 452, relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors without voting instructions from the beneficial owner. Accordingly, as a beneficial owner, if you do not give your broker specific instructions, your shares will not be voted for the election of directors. The Company strongly encourages you to submit your voting instructions card or vote on the Internet or by telephone and exercise your right to vote as a shareholder.

On behalf of the Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

                      Very truly yours,

                      Garry W. Saunders
                       Chairman of the Board

I M P O R T A N T

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY TELEPHONE OR INTERNET, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. [PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.]

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 15, 2012

To the Shareholders of Shuffle Master, Inc.:

The annual meeting of shareholders of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on March 15, 2012, at the Company's corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect Garry W. Saunders, John R. Bailey, Daniel M. Wade, Eileen F. Raney, A. Randall Thoman, Michael Gavin Isaacs and David B. Lopez to the board of directors (the "Board") to hold office until the next annual meeting or until their successors are elected;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2012;

  3.
  To conduct an advisory vote on executive compensation; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board recommends you vote FOR the election of each of the nominees to the Board, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, and FOR the advisory approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named below in the Summary Compensation Table.

The Board has fixed January 18, 2012 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the Company has elected to provide access to the Company's proxy materials over the Internet. Accordingly, the Company will mail, on or before February 3, 2012, a Notice of Internet Availability of Proxy Materials to the Company's shareholders of record and beneficial owners as of the close of business on January 18, 2012. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to, in and at the URL address included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address and a website where shareholders can request a paper or e-mail copy of any of the following: proxy statement, the Company's annual report and a form of proxy relating to the annual meeting and information on how to access and vote the form of proxy as well as information on how to obtain directions to attend the meeting and vote in person. These proxy materials are available free of charge.

Shareholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, and wish to vote them at the meeting, you must present a proxy from your broker, bank or other nominee.

Your vote is extremely important. The Company appreciates your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. Attending the annual meeting does not automatically revoke your proxy. If you decide to attend the annual meeting and choose to vote by ballot, your proxy will be automatically revoked and only your vote at the annual meeting will be counted. YOUR

SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast by telephone or the Internet must be cast prior to 11:59 p.m., Eastern Daylight Time on March 14, 2012.

                      By Order of the Board of Directors,

                      Linster W. Fox
                       Executive Vice President, Chief Financial Officer
                      and Secretary

February 3, 2012
Las Vegas, Nevada

SHUFFLE MASTER, INC.

PROXY STATEMENT

i

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The Company is providing these proxy materials in connection with the solicitation of proxies by the board of directors (the "Board") of Shuffle Master, Inc. (the "Company") to be voted at the annual meeting, which will take place on March 15, 2012, at 10:00 a.m. Pacific Daylight Time, at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 and any adjournment thereof. As a shareholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. For your convenience, the Company is pleased to offer a live webcast of the annual meeting on the For Investors—Events section of the Company's website at www.shufflemaster.com.

In accordance with the rules and regulations of the SEC, instead of mailing a printed copy of the Company's proxy materials to each shareholder of record or beneficial owner, the Company is now furnishing proxy materials, which include the Company's proxy statement and annual report, to the Company's shareholders on the Internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the Company's proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Company's proxy statement and proxy card will be available to shareholders on or before February 3, 2012.

References herein to fiscal 2010 refer to the Company's fiscal year ended October 31, 2010, and references herein to fiscal 2011 refer to the Company's fiscal year ended October 31, 2011.

Q:
Who is soliciting my proxy?

A:
This solicitation of your proxy is on behalf of the Board.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of the Company's directors and the Company's most highly paid executive officers in 2011, and certain other required information.

Q:
What proposals will be voted on at the annual meeting?

A:
The proposals scheduled to be voted on at the annual meeting or any adjournments thereof are:

1.
The election of Garry W. Saunders, John R. Bailey, Daniel M. Wade, Eileen F. Raney, A. Randall Thoman, Michael Gavin Isaacs and David B. Lopez to the Board;

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2012;

3.
To conduct an advisory vote on executive compensation; and

  4.
  Any other business that properly comes before the annual meeting.

Q:
How does the Board recommend that I vote my shares?

A:
The Board recommends that you vote your shares (1) FOR each of the nominees to the Board listed in this proxy statement, (2) FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2012, and (3) FOR advisory approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named below in the Summary Compensation Table.

Q:
Who can vote shares that I hold jointly with my spouse or someone else?

A:
If shares are held jointly by two or more persons, the Company can accept a proxy from any of the owners. If the Company receives proxies from more than one owner and their votes conflict, then all such conflicting proxies will be invalid.

Q:
What shares can I vote?

A:
All shares owned by you as of the close of business on January 18, 2012, which the Company refers to as the Record Date, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee. On the Record Date, the Company had 54,621,127 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareholder of Record—granting a proxy

  If your shares are registered directly in your name with the Company's transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by Shuffle Master. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant a proxy.

  Beneficial Owner—voting instructions

  If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder of record. You are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, your broker, bank or nominee will vote your shares as directed by you. If you wish to vote your shares in person at the annual meeting you must obtain a proxy from your broker, bank or nominee giving you the right to vote the shares at the meeting. If you are a beneficial owner, these proxy materials are being forwarded to you together with a voting instructions card by your broker, bank or nominee. Your broker, bank or nominee must vote your shares as you direct. Under current rules, if your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted for Proposals No. 1 and No. 3. You are invited to attend the annual meeting in any case.

Q:
How can I vote my shares?

A:
Shareholders have a choice of voting on the Internet, by telephone or by using a traditional proxy card.

•
To vote on the Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•
To vote by telephone, registered shareholders should dial (800) 690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•
If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you can request a full set of proxy materials (including a proxy card) at no charge through one of the following: (i) Internet—www.proxyvote.com; (ii) Telephone—(800) 579-1639; or (iii) E-mail—sendmaterial@proxyvote.com (your e-mail should contain the 12 digit control number in the subject line). You may vote by mailing the proxy card to the Company or you can still elect to vote by Internet or telephone.

  The deadline for voting by telephone or over the Internet is 11:59 p.m., Eastern Daylight Time, on March 14, 2012. If you are a shareholder of record and you or your proxy attends the meeting, you may deliver your completed proxy card in person. Beneficial owners who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

  If you properly sign and return your proxy card or vote via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted (1) FOR each of the nominees to the Board listed in this proxy statement, (2) FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012, and (3) FOR advisory approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named below in the Summary Compensation Table.

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:
If I plan to attend the annual meeting, why should I submit a proxy or give instructions how to vote my shares?

A:
Even if you plan to attend the annual meeting, you should submit a proxy in advance or direct the bank, broker or nominee that holds your shares to submit a proxy. By doing this, your shares will still be voted if you don't attend the meeting. If you submit a proxy and then attend the meeting, you can either allow your proxy to be voted as you instructed or you may revoke your proxy and vote your shares yourself if you are the shareholder of record. If you are the beneficial owner of shares held in street name, you may revoke your proxy at the annual meeting and vote your shares yourself only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:
Can I change my vote or revoke my proxy?

A:
You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting.

  If you are the shareholder of record, you may change your vote or revoke your proxy by:

    (1)
    voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m., Eastern Daylight Time on March 14, 2012; or

    (2)
    delivering a signed revocation or a subsequently dated, signed proxy card to the corporate secretary of the Company at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 before the annual meeting; or

    (3)
    attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee following the instructions they provided. If your shares are held in street name, and you decide to change your vote, you must allow time for your broker, bank or nominee to receive your instructions and submit revised instructions to us. If you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, you may attend the meeting and vote in person.

Q:
What are broker "non-votes"?

A:
A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers are subject to the rules of the New York Stock Exchange (the "NYSE"). The NYSE rules direct that certain matters submitted to a vote of shareholders are "routine" items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. For "non-routine" proposals, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as "non-votes".

  Under NYSE rules, Proposals No. 1 and No. 3 are matters considered non-routine. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on these proposals. Additionally, your broker will no longer be able to submit a "non-vote" proxy to be counted as to attendance at the annual meeting in determining the presence of a quorum. Accordingly, for beneficial shareholders, if you do not give your broker specific instructions, your shares will not be voted on Proposals No. 1 and No. 3. Proposal No. 2 is considered a routine matter, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.

Q:
How many shares must be present to hold the annual meeting?

A:
The quorum requirement (the minimum number of shares that must be present) for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to vote. In order to count toward the quorum requirement, the shares may be present in person or represented by proxy. If you return your proxy marked "abstain," your proxy will be noted as present and will count for determining if a quorum is present but will not be voted.

Q:
How many votes are required to approve the proposals?

A:
Once a quorum has been established, the following votes are required for approval of the respective matters:

  With respect to the election of directors, you may vote FOR all or some of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. Directors are elected by a plurality of the votes cast by holders of shares present and entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. Directors receiving a greater number of votes WITHHELD than votes FOR their election are required to submit their resignation as director, which resignation may or may not be accepted, as described later in this proxy statement.

  With respect to the proposals (i) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and (ii) to provide an advisory vote on executive compensation, you may vote FOR, AGAINST or ABSTAIN. The affirmative vote of a majority of those shares present and entitled to vote is required to approve these proposals. If you elect to ABSTAIN, the abstention has the same effect as a vote AGAINST. Broker "non-votes" will be treated as though they are not entitled to vote and will not affect the outcome of these proposals.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
Shuffle Master is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company's directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities.

Q:
Where can I find the voting results of the annual meeting?

A:
The Company intends to announce preliminary voting results at the annual meeting and publish final voting results, or if final results are not available, preliminary voting results, in a current report on Form 8-K within four business days after the annual meeting. In the event that the Company publishes preliminary voting results in a Form 8-K, the Company will publish final voting results within four business days after the final results are known.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company's amended and restated bylaws provide for the Company to have no fewer than five directors serving on the Board. The number of seats on the Board is set from time to time by the Board. The Board has fixed the number of directors to be elected at the annual meeting at seven.

The Company's directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified. Nominations may be made by the Board or by a committee appointed by the Board. Nominations may also be made by shareholders who satisfy the requirements set forth in the Company's amended and restated bylaws. Each nominee presented below has been recommended by the nominating subcommittee (consisting only of "Independent Directors") of the Governance Committee, which nominations have been ratified by the Board, and the individuals have consented to serve if elected. All individuals nominated have also been vetted to confirm that they can meet the strict gaming regulation requirements in order to receive a gaming license. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the nominating subcommittee of the Governance Committee, or the Board may reduce the number of directors constituting the full Board.

The Nominees

The names of the nominees presented for election as directors at the annual meeting are listed below, along with information regarding when they joined the Board, their present principal occupation and recent business experience, and their directorships on other public company boards of directors.

The Board consists of a diverse group of leaders in the fields of gaming, business strategy, technology, legal and accounting. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Many of the directors also have experience serving as executive officers, or on boards of directors and board committees of other public companies and public accounting firms, and have an understanding of corporate governance practices and trends. In addition, certain directors have experience as directors or trustees of nonprofit and philanthropic institutions, which brings unique perspectives to the Board. The biographies below describe the skills, qualities, attributes and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

The nominating committee and the Board believe the skills, qualities, attributes and experiences of its directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the evolving needs of the Company and represent the best interests of the Company's shareholders.

The Board recommends a vote FOR electing the nominees for directors as set forth below.

Name of Director	Age	Company Position(s)	Director Since
Garry W. Saunders	60	Director, Chairman of the Board	2002
John R. Bailey	51	Director	2008
Daniel M. Wade	59	Director	2010
Eileen F. Raney	62	Director	2011
A. Randall Thoman	60	Director	2011
Michael Gavin Isaacs	47	Director and Chief Executive Officer	2011
David B. Lopez	38	Director, Executive Vice President and Chief Operating Officer	2010

Garry W. Saunders.    Mr. Saunders has been a member of the Board since October 2002 and currently serves as the Chairman of the Board. Mr. Saunders is a founding partner and Executive Vice President of Global Gaming Asset Management, a gaming resort development company, since 2011. Since 2002, Mr. Saunders has been and is the Managing Director of Nevluck, LLC, a Las Vegas based development company. Mr. Saunders was the Chief Operating Officer of Melco Crown Entertainment LTD, a NASDAQ listed developer and owner of gaming and entertainment resort facilities, from December 2006 until February 2009. From May 2004 to October 2005, Mr. Saunders served as Vice President of International Operations for Las Vegas Sands, Inc. Mr. Saunders served Playboy Enterprises, Inc. as President of its gaming division from 1997 to 2001, and ITT Corporation as Executive Vice President for the gaming activities of its Sheraton and Caesars World Divisions from 1994 to 1997. Previously, Mr. Saunders served as the Executive Vice President at the Sands Atlantic City, and a Manager in the Management Advisory Services group in the New York and Morristown offices of Price Waterhouse & Co. Among other qualifications, Mr. Saunders brings to the Board executive leadership experience, including his service as a Chief Operating Officer of a public gaming and entertainment resort company, along with extensive domestic and international gaming experience.

John R. Bailey.    Mr. Bailey has been a member of the Board since January 2008 and currently serves as the Chairman of the Governance Committee. Mr. Bailey is the Founder and Managing Partner of Bailey Kennedy, LLP, a law firm based in Nevada, since 2001. From 1991 until 2001, Mr. Bailey was a Partner of Lionel Sawyer & Collins, a law firm based in Nevada. From 2001 until 2009, Mr. Bailey was the Chairman and a Commissioner on the Nevada State Athletic Commission. Since 1995, he has been the Vice Chairman and a member of the Moral Character and Fitness Committee of the Nevada State Bar. Mr. Bailey is currently the Chairman of the Board of Directors of the Andre Agassi College Preparatory Academy and a Director of the Public Education Foundation and the Council for a Better Nevada. Among other qualifications, Mr. Bailey brings to the Board extensive legal experience, including representation of numerous gaming companies.

Daniel M. Wade.    Mr. Wade has been a member of the Board since February 2010 and currently serves as the Chairman of the Compensation Committee. Mr. Wade has worked in the gaming industry for more than 37 years. From 2007 to 2009, Mr. Wade was the Chief Operating Officer of Elad IDB LV LLC, which is the owner/developer of the proposed The Plaza Las Vegas. Mr. Wade was a consultant for Royal Palm Property Management, Inc. from 2006 to 2007 to develop a hotel and casino called The Paramount Hotel & Condo in Las Vegas. Prior to that, Mr. Wade held various executive positions with the MGM Mirage for 16 years, most recently as the Vice Chairman of the Board of Directors from 2001 to 2006, Co-Chief Executive Officer of MGM Grand Inc. from 1999 to 2001, Chief Operating Officer of MGM Grand Inc. during 1999, and Executive Vice President of MGM Grand Inc. from 1998 to1999. Among other qualifications, Mr. Wade brings to the Board executive leadership experience as a Vice Chairman of the Board of Directors and Co-Chief Executive Officer of a major public company, along with extensive gaming experience.

Eileen F. Raney.    Ms. Raney has been a member of the Board since January 2011. From 1988 to 2007, Ms. Raney held numerous positions with Deloitte & Touche USA, LLP, most recently as National Managing Principal, Research & Development, and Member, Deloitte & Touche USA Executive Committee from 2002 to 2007; Member, Board of Directors and Global E-Business Leader, Human Capital from 2000 to 2003; National Global Leader, Integrated Health Group from 1996 to 2000; and Western Regional Leader and National Co-Leader, Integrated Health Group from 1988 to 1996. Ms. Raney is currently a member of the UNLV Libraries Advisory Board. Among other qualifications, Ms. Raney brings to the Board strategic consulting, leadership and governance experience in professional services.

A. Randall Thoman.    Mr. Thoman has been a member of the Board since January 2011 and currently serves as the Chairman of the Audit Committee. From 1977 to 2009, Mr. Thoman worked for Deloitte & Touche LLP (formerly known as Deloitte Haskins & Sells, and prior thereto, Haskins & Sells), in various capacities. Mr. Thoman was named a Partner of Deloitte & Touche LLP in 1991 and retired in October 2009. Mr. Thoman currently serves as a Director on the Board of Directors of Southwest Gas Corporation and also serves on the Audit and Compensation Committees of Southwest Gas Corporation. Mr. Thoman also serves on the Audit Committee of the International Association of Gaming Advisors, a nonprofit professional corporation dedicated to the study and development of gaming law. Among other qualifications, Mr. Thoman brings to the Board extensive accounting and auditing experience for large public companies, many of them in the gaming and gaming manufacturing industries.

Michael Gavin Isaacs.    Mr. Isaacs has been a member of the Board since April 2011 and has been the Company's Chief Executive Officer since April 1, 2011. From 2006 until 2011, Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies. Prior to joining Bally Technologies, Mr. Isaacs held senior roles at Aristocrat Leisure Limited including Head of Global Marketing and Business Development at their corporate office in Australia; Managing Director of their European subsidiary based in London; and oversaw the Americas as President of Aristocrat Technologies, Inc., a Las Vegas-based subsidiary of Aristocrat Technologies Australia Pty Limited from 2003 until 2006. Mr. Isaacs is a Trustee and the immediate past President of the International Association of Gaming Advisors. Among other qualifications, Mr. Isaacs brings to the Board extensive leadership experience within the gaming industry, including international gaming technology and equipment space.

David B. Lopez.    Mr. Lopez has been a member of the Board since November 2010. Mr. Lopez has been the Company's Chief Operating Officer since June 21, 2010. Mr. Lopez was the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011. On November 16, 2008, Mr. Lopez was named Executive Vice President. Mr. Lopez joined the Company as a Marketing Research Analyst in February 1998. He was promoted to the following positions over the next eight years: Product Specialist in 1999, Product Manager from 1999 to 2002, Executive Director, Product Management from 2002 to 2003, Vice President Product Management from 2003 to 2006, President—Utility Division from 2006 to 2007 and President—Shuffle Master Americas Division from 2007 to 2008. Among other qualifications, Mr. Lopez brings to the Board extensive leadership experience within the Company and extensive knowledge of the Company's products and the gaming industry.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP was the Company's independent registered public accounting firm for fiscal 2010 and 2011 and has reported on the Company's consolidated financial statements included in the annual report that accompanies this proxy statement. The Company's independent registered public accounting firm is appointed by the Company's Audit Committee. The Audit Committee has reappointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012 and the reappointment is being presented to the Company's shareholders for ratification as a matter of good governance. The affirmative vote of a majority of those shares present and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. In the event that the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which enacted Section 14A of the Securities Exchange Act of 1934, as amended, in accordance with which we are presenting Proposal No. 3, requires that the Company's shareholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named in the Summary Compensation Table (the "named executive officers"). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

The Company believes that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company's shareholders. This advisory shareholder vote, commonly referred to as a "Say-on-Pay" vote, gives you as a shareholder the opportunity to express your approval or disapproval of the compensation of the named executive officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the shareholders of Shuffle Master, Inc. approve all of the compensation of the Company's executive officers who are named in the Summary Compensation Table of the Company's 2012 proxy statement, as such compensation is disclosed in the Company's 2012 proxy statement pursuant to disclosure rules of the SEC, which disclosure includes the proxy statement's Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company's Compensation Committee will take into account the outcome of the shareholder vote on this proposal at the annual meeting when considering future executive compensation arrangements.

The Company has adopted a frequency of obtaining "Say-on-Pay" votes on an annual basis. Accordingly, the next opportunity for shareholders to participate in a "Say-on-Pay" vote after our March 15, 2012 annual meeting is expected to occur in connection with our annual meeting of shareholders to be held in 2013.

The Board of Directors unanimously recommends that shareholders vote to approve the compensation disclosed in this proxy statement of the Company's executive officers who are named in this proxy statement's Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company's common stock beneficially owned: (i) by each executive officer named in the Summary Compensation Table; (ii) by each director; and (iii) by all directors and executive officers as a group, as of January 18, 2012:

	Shares of Common Stock
Name of Beneficial Owner(1)	Owned(2)	Options Exercisable and Restricted Stock Units Vesting Within 60 Days(3)		Total Beneficially Owned(4)	Percent of Class
Michael Gavin Isaacs(5)	—	38,258	(9)	38,258	*
David B. Lopez(6)	53,300	189,421	(10)	242,721	*
Linster W. Fox	3,475	36,325		39,800	*
Louis J. Castle II(7)	36,000	155,750		191,750	*
Roger Snow	19,244	46,502		65,746	*
Kathryn S. Lever(8)	—	—		—	*
Garry W. Saunders	69,208	221,090		290,298	*
John R. Bailey	49,776	151,357		201,133	*
Daniel M. Wade	10,776	49,357		60,133	*
Eileen F. Raney	12,776	9,107		21,883	*
A. Randall Thoman	9,731	9,107		18,838	*

All directors and executive officers as a group (11 persons)	264,286	906,274		1,170,560	2.11%

(1)
The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119. Each person has sole voting and investment power over their respective shares.

(2)
Includes restricted shares awarded under the Shuffle Master, Inc. 2004 Equity Incentive Plan (as Amended and Restated on January 28, 2009) (the "2004 Equity Incentive Plan") and the Shuffle Master, Inc. 2004 Equity Incentive Plan for Non-Employee Directors (the "2004 Equity Incentive Plan for Non-Employee Directors"). These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(3)
Represents options held by the individual that are exercisable as of January 18, 2012 or within 60 days thereafter. This column also includes Restricted Stock Units ("RSUs") that vest within 60 days of January 18, 2012 as noted in footnotes 9 and 10 below. RSUs are equity awards granted by the Company and payable, subject to vesting requirements, in shares of the Company's common stock.

(4)
Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 18, 2012.

(5)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(6)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(7)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(8)
Ms. Lever became the Company's General Counsel on May 5, 2011.

(9)
Includes 13,158 of RSUs vesting on March 16, 2012.

(10)
Includes 747 of RSUs vesting on March 17, 2012.

(*)
Less than 1% of the outstanding shares of the Company's common stock.

The Company's Governance Committee charter includes a statement of the Company's policy with respect to director stock ownership. Directors are strongly encouraged to own a minimum of stock in an amount equal to $150,000 and should achieve the target level within five years of becoming a director. The director stock ownership policy states that trading in the Company's stock is discouraged and that a director should view his or her shares of the Company's stock as long-term investments. The Board believes that increasing directors' ownership of the Company's common stock will more closely align the interests of the Board with the Company's shareholders.

The following table sets forth information regarding ownership of outstanding shares of the Company's common stock by those individuals or groups who have advised the Company or the Company has obtained, as of January 26, 2012, information that they own more than five percent (5%) of such outstanding shares:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
Eagle Asset Management, Inc.(2)	6,281,843	11.50%
880 Carillon Parkway
St. Petersburg, Florida 33716
BlackRock, Inc.(3)	3,764,786	6.89%
40 East 52nd Street
New York, New York 10022
OppenheimerFunds, Inc.(4)	2,986,745	5.47%
Two World Financial Center
225 Liberty Street
New York, New York 10281
The Vanguard Group, Inc.(5)	2,767,377	5.07%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)
The percentage shown is based upon 54,621,127 shares of common stock issued and outstanding as of the Record Date.

(2)
The amount shown and the information contained in this footnote are derived from the Schedule 13G/A (Amendment No. 3) of Eagle Asset Management, Inc. ("Eagle") dated January 19, 2012, which represents holdings as of December 31, 2011 and based on information provided by Eagle. Eagle is a registered investment adviser registered under Section 203 of the Investment Advisors Act of 1940, as amended, and has the sole power to vote (or direct the voting of) and sole power to dispose of all 6,281,843 shares.

(3)
The amount shown and the information contained in this footnote are based upon an independent third party report. BlackRock, Inc. has not filed an updated Schedule 13G prior to the completion of this proxy statement, and the Company has not attempted to verify independently any of the information in the independent third party report.

(4)
The amount shown and the information contained in this footnote are based upon an independent third party report. OppenheimerFunds, Inc. has not filed an updated Schedule 13G prior to the completion of this proxy statement, and the Company has not attempted to verify independently any of the information in the independent third party report.

(5)
The amount shown and the information contained in this footnote are based upon an independent third party report. The Vanguard Group, Inc. has not filed a Schedule 13G prior to the completion of this proxy statement, and the Company has not attempted to verify independently any of the information in the independent third party report.

EXECUTIVE OFFICERS

In addition to Michael Gavin Isaacs and David B. Lopez, whose biographies were listed previously, the following persons serve as the Company's executive officers.

Linster W. Fox, 62 years old, was named Executive Vice President and Chief Financial Officer effective August 1, 2009. On November 1, 2010, Mr. Fox was named Secretary of the Company. Prior to joining the Company, Mr. Fox served as a consultant in the position of Interim Chief Financial Officer for Vincotech GmbH in Germany for approximately five months. Prior to that, Mr. Fox served as the Chief Financial Officer of Cherokee International Corporation, a publicly held international custom power electronics manufacturer in the energy sector, from 2005 until 2009. Prior to that, Mr. Fox spent 18 years at Anacomp, Inc., a publicly held software, equipment and services company, and served in various finance and accounting roles, including Senior Vice President and Corporate Controller and the last five years as the Chief Financial Officer. Mr. Fox also served on the Board of Directors at Anacomp, Inc.

Louis J. Castle, II, 46 years old, was named Chief Strategy Officer effective October 3, 2011. Prior to becoming the Chief Strategy Officer, Mr. Castle served as a member of the Board from March 2005 until September 2011. From February 2011 until September 2011, Mr. Castle served as Vice President of Studios at Zynga Inc. From July 2009 until December 2010, Mr. Castle was the Chief Executive Officer of InstantAction, Inc., a browser-based games company. From 2003 to June 2009, Mr. Castle was Vice President of Creative Development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company. Prior thereto, Mr. Castle co-founded and for 13 years held the position of Vice President at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including Vice President—Creative Development, General Manager, Chief Operating Officer and Finance Officer. Mr. Castle is currently a trustee of the Meadows School and Three Square.

Roger Snow, 44 years old, was named Executive Vice President effective November 16, 2008. Mr. Snow is also the Chairman of the Corporate Products Group. Mr. Snow joined the Company as the Table Games Product Manager in May 2000. He was promoted to Director of Game Development in 2005, became the Vice President of Entertainment Products in 2006, and in 2007 he was promoted to Senior Vice President of Products.

Kathryn S. Lever, 43 years old, was named Executive Vice President and General Counsel effective May 5, 2011. Prior to joining the Company, Ms. Lever served as Executive Vice President and General Counsel of Global Cash Access, Inc., a publicly traded provider of cash access products and related products to casinos and other gaming properties, since 2005. Prior to joining Global Cash Access, Ms. Lever was a Partner at the Las Vegas law firm Schreck Brignone (now Brownstein Hyatt Farber Schreck) where she practiced transactional, commercial and corporate law for some of the largest gaming operators. Before joining Schreck Brignone, Ms. Lever practiced in Canada representing high-tech and bio-tech companies in private and public equity transactions. Ms. Lever is a Trustee of the Make-a-Wish Foundation of Southern Nevada and a Trustee and Treasurer of the International Association of Gaming Advisors.

 CORPORATE GOVERNANCE

The Company's business affairs are conducted by the Company's management under the direction of, and monitored and reviewed by, the Board. In essence, the role of the Board is to oversee the Company's business affairs for the benefit of the Company's shareholders and, to the extent appropriate under governing law, other constituencies, which include the Company's employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. The Board strives to ensure the success and continuity of the Company's business through the selection of a qualified management team. It is also responsible for ensuring that the Company's activities are conducted in a responsible and ethical manner.

The framework for the Company's corporate governance is provided by: (i) Minnesota corporate law, (ii) the Company's articles of incorporation and the Company's amended and restated bylaws, (iii) the charters of the Company's Board committees and (iv) the Company's code of conduct. In addition, the Company is governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which the Company or the Company's products are licensed, the Federal securities laws and the rules of the SEC, and the rules and listing requirements of the NASDAQ Global Select Market ("NASDAQ") where the Company's common stock is listed.

The Company's policies and practices reflect corporate governance practices that are intended to be compliant with the rules of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and the Dodd-Frank Act.

Each of the charters of the Company's Governance, Audit and Compensation Committees, as well as the Company's code of conduct and Compliance Committee plan, are publicly available on the Company's website at www.shufflemaster.com, and are also available in print, at no cost, to any shareholder upon request. Shareholders can request copies by contacting the Company's Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

The Company may revise these policies from time to time and will promptly post any revisions on the Company's website.

Director Independence

The Board has analyzed the independence of each director and has determined that each of the Company's directors meets the standards of independence under the SEC rules and the NASDAQ listing standards, with the exception of Messrs. Isaacs and Lopez.

Each director's relationships with the Company (either directly or as a partner, shareholder or officer of an organization who has a relationship with the Company) that have been identified are reviewed annually, and only those directors who, in the opinion of the Board, have no relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and who otherwise meet the requirements of the NASDAQ listing standards are considered independent directors.

In making its determination that each non-employee director is independent, the Board and nominating subcommittee of the Governance Committee considered transactions with the director in the context of the NASDAQ objective standards, the special standards established by NASDAQ and the SEC for members of the Audit Committee and the SEC and the Internal Revenue Service ("IRS") standards for Compensation Committee members. In each case, the Board affirmatively determined that, because of the nature of a director's relationship with the Company, if any, and/or the amounts involved, if any, the relationship did not impair the director's independence.

Meetings and Committees of the Board

The following table shows the current membership of the Company's committees and the number of meetings of each committee held during fiscal 2011. The Board held 14 meetings and also took action by unanimous written consent on 4 occasions during fiscal 2011. Each member of the Board, during the period for which he or she was a member of the Board, attended at least 75% of the meetings held by the Board and the committees of which he or she is a member. The Company's independent directors meet in regularly scheduled executive sessions without non-independent directors present.

Name of Director	Independent Director	Governance(1)	Audit	Compensation	Compliance(2)
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
John R. Bailey	Yes	Yes	Yes	Yes	No
Daniel M. Wade	Yes	Yes	Yes	Yes	No
Eileen F. Raney	Yes	Yes	Yes	Yes	No
A. Randall Thoman	Yes	Yes	Yes	Yes	No
Michael Gavin Isaacs(3)	No	No	No	No	No
David B. Lopez	No	No	No	No	Yes
Number of Meetings Held		15	10	13	5

(1)
This includes one meeting of the nominating subcommittee of the Governance Committee.

(2)
Other members of the Company's Compliance Committee are Ms. Lever, the Company's General Counsel, the Company's Senior Vice President of Research & Development and the Company's Executive Director of Compliance.

(3)
Mr. Isaacs was appointed as a director of the Company effective as of April 4, 2011.

The Company's policy is that all directors, absent exigent circumstances, attend the Company's annual meetings of shareholders. All of the Company's directors were in attendance at the Company's last annual meeting, which was held on March 17, 2011.

The Board conducts its business through meetings and written actions of the board and through the activities of its committees. The following are descriptions of each of the Company's committees.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, a Governance Committee and a Compliance Committee. The nominating subcommittee is a subcommittee of the Governance Committee. The members of each committee are appointed by the Board. Each committee has adopted a written charter which sets forth the committee's purpose, membership criteria, powers and responsibilities and provides for the annual evaluation of the committee's performance, which charter is intended to, and the Company believes does, comply with the NASDAQ and Sarbanes-Oxley requirements and the Dodd-Frank Act. Copies of the Governance Committee charter, Audit Committee charter, Compensation Committee charter and Compliance Committee plan are available on the Company's website at www.shufflemaster.com in the For Investors—Corporate Governance—section and are available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

Board Leadership Structure

The positions of the Company's Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows the Company's Chief Executive Officer to focus on the Company's day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that this structure enhances the Board's oversight of, and independence from, management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders and the Company's overall corporate governance. The Board believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates the Company's commitment to good corporate governance.

Risk Oversight

In its oversight role, the Board annually reviews the Company's strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year.

The Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management, including the identification, assessment, management and monitoring of those risks, and risk management decisions, practices and activities of the Company. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Board is apprised by the committee chairs of significant risks and management's response to those risks through periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing, supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executive officers' base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are indexed to overall corporate performance with a small percentage tied to individual performance. The third component of executive officers' compensation is in the form of long-term equity awards that are important to help further align executive officers' interests with those of the Company's shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company's stock price and awards are subject to long-term vesting schedules to help ensure that executive officers have significant value tied to long-term stock price performance. The Compensation Committee has also reviewed the Company's compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Audit Committee

The Audit Committee assists the Board in its oversight of the Company's accounting, financial reporting, enterprise risk management processes and the audit of the Company's financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm for the purpose of preparing and issuing an audit report and related work. The Company's independent registered public accounting firm is PricewaterhouseCoopers LLP.

The members of the Audit Committee are Messrs. A. Randall Thoman (Chairman), Garry W. Saunders, John R. Bailey, Daniel M. Wade and Ms. Eileen F. Raney. The Board has determined that (i) all of the members of the Audit Committee are independent directors within the requirements of all applicable rules and regulations of the NASDAQ and the SEC and (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including the Company's consolidated balance sheet, statement of operations and statement of cash flows. The Board also has determined that Mr. Thoman qualifies as "an Audit Committee financial expert" as defined by the applicable SEC regulations.

The Audit Committee held 10 meetings in fiscal 2011. The report of the Company's Audit Committee appears later in this proxy statement.

Compensation Committee

The Compensation Committee: (i) assists the Board in establishing the annual goals and objectives of the Chief Executive Officer; (ii) approves and recommends the compensation of the Chief Executive Officer which compensation is also approved by the Board (with the Chief Executive Officer, who is a director, abstaining); (iii) approves the annual cash bonus of the Chief Executive Officer which decision is ratified by the Board (with the Chief Executive Officer abstaining); (iv) reviews the recommendations from the Chief Executive Officer regarding the individual performance of the Company's other executive officers and provides a recommendation to the Board regarding their compensation which is then approved by the Board; (v) reviews with the Chief Executive Officer the performance of the Company's other executive officers and approves their annual cash bonuses after recommendations from the Chief Executive Officer, which decision is ratified by the Board; (vi) oversees administration of the Company's equity-based compensation and other benefit plans; and (vii) recommends to the Board grants of equity compensation awards under the Company's stock plan for the Chief Executive Officer and other executive officers. When an executive officer's compensation is being decided, he or she is not present. For information regarding the Company's compensation philosophy and objectives and the role of the Company's Compensation Committee, please see the "Compensation Discussion and Analysis" below.

The members of the Compensation Committee are Messrs. Daniel M. Wade (Chairman), Garry W. Saunders, John R. Bailey, A. Randall Thoman and Ms. Eileen F. Raney.

The Compensation Committee held 13 meetings for fiscal 2011 and took action by unanimous written consent on 2 occasions during fiscal 2011. The report of the Company's Compensation Committee appears later in this proxy statement.

Governance Committee

The Governance Committee: (i) through the nominating subcommittee, determines the slate of director nominees for election to the Board; (ii) identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings; (iii) reviews the composition of Board committees; (iv) develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees corporate governance matters generally; (v) oversees the annual evaluation of the Board and its committees; (vi) recommends to the Board the annual compensation of the independent directors; and (vii) is responsible for recommending Chief Executive Officer succession planning to the Board. Inside directors receive no compensation for being a director. The Governance Committee annually reviews the Board's composition and Company circumstances in determining Board nominees. The Governance Committee has also from time to time retained search firms to identify qualified candidates. The Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best accomplish the success of the Company's business and represent shareholder interests through the exercise of sound judgment using their diverse array of experience. While the Company does not have a formal diversity policy for Board membership, the

Company looks for potential candidates who help ensure that the Board has the benefit of a wide range of attributes, including cultural, gender, ethnic and age diversity.

The Governance Committee charter states that non-management directors will have proven their ability as senior executives, whether in a business, in government service or in other institutions, should have the ability and willingness to commit the time necessary to Board and committee responsibilities, and should be independent from management. In addition, the Company's Governance Committee uses other factors such as the following to select appropriate candidates to fill vacant seats on the Board (in no particular order):

  •
  independence from other Board members;

  •
  prior experience on boards of directors;

  •
  ability to meet the stringent gaming industry licensing requirements;

  •
  specific professional background; and

  •
  knowledge of the gaming industry.

The Governance Committee considers Board nominees recommended by the Company's shareholders on the same terms as nominees selected by the Governance Committee; however, because its considerations of nominations are not publicly available, the Company's Governance Committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading "Submission of Shareholder Proposals," set forth later in this proxy statement. The Company also recommends that any shareholder making such a recommendation review the qualifications for directors as set forth in the Company's Governance Committee charter. Any nominees to the Board must satisfy applicable requirements of Nevada and other jurisdictions' gaming laws and regulations, and the Company is unable to consider nominees who do not meet these requirements. Absent exigent circumstances, each director must own Company stock prior to joining the Board.

Under the Company's Governance Committee charter, in the event of an uncontested election in which a director receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote"), then such director shall promptly tender his or her resignation to the Governance Committee following certification of the shareholder vote. The Governance Committee is required to consider the resignation offer and recommend to the Board whether to accept it. The Board is then required to act on the Committee's recommendation within ninety (90) days and to promptly disclose its decision whether to accept the director's resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that the Company's press releases are typically distributed. The Board has the ability to take into account a number of other factors, such as whether the Board member's departure will cause noncompliance with NASDAQ requirements, when deciding whether to accept such a resignation. Any director who tenders his or her resignation because of a majority withheld vote shall not participate in the Governance Committee's recommendation or Board action regarding whether to accept the resignation offer.

The members of the Governance Committee are Messrs. John R. Bailey (Chairman), Garry W. Saunders, Daniel M. Wade, A. Randall Thoman and Ms. Eileen F. Raney.

The Governance Committee held 14 meetings and the nominating subcommittee of the Governance Committee held 1 meeting in fiscal 2011.

Compliance Committee

The Compliance Committee is responsible for identifying and evaluating situations involving the Company or the Company's affiliates to ensure that none will have a negative effect upon the objectives of gaming regulatory control. The Compliance Committee has at least three members appointed by the Board and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. The Compliance Committee reports to the Board and advises the Board if any activities are inappropriate, after investigation. It may use any of the Company's resources and use whatever means it deems appropriate in conducting any such investigation. In addition, among other things, the Company's Executive Director of Compliance and, as appropriate, the Company's General Counsel, is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and for reporting to the Compliance Committee material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by the Company or the Company's affiliates other than for the Company's or the affiliate's benefit. Further, the Compliance Committee requires that appropriate background checks be conducted on several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint venturers and lobbyists. The Compliance Committee reviews political contributions for compliance with applicable law, annually reviews the list of the Company's shareholders and requires review of foreign entities with which the Company does business.

The members of the Compliance Committee are Mr. Saunders, Mr. Lopez, the Company's Chief Operating Officer, Ms. Lever, the Company's General Counsel, the Company's Senior Vice President of Research & Development, and the Company's Executive Director of Compliance.

The Compliance Committee held 5 meetings for fiscal 2011 and took action by unanimous written consent on 5 occasions during fiscal 2011.

Code of Conduct.    The Company's code of conduct summarizes the compliance and ethical standards and expectations the Company has for all of the Company's officers, directors, employees, contractors and agents with respect to their conduct in connection with the Company's business. The code of conduct requires that the Company's officers, directors, employees, contractors and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. All employees of the Company are required to acknowledge the code of conduct on an annual basis by signing an employee statement of compliance. Waivers may be granted only by the Board and will be promptly disclosed on the Company's website or in a Form 8-K filed with the SEC. To date there have been no such waivers. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code of conduct also provides for prompt internal reporting of violations of the code of conduct to appropriate employees identified in the code of conduct and prohibits any retaliation for any such reporting. The code of conduct is available on the Company's website at www.shufflemaster.com in the For Investors—Corporate Governance—section and is available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided below. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Daniel M. Wade (Chairman)
Garry W. Saunders
John R. Bailey
Eileen F. Raney
A. Randall Thoman

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Securities Exchange Act"), except to the extent the Company specifically incorporates this report by reference therein.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Compensation Committee of the Board is comprised entirely of independent directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Company's Compensation Committee, pursuant to the authority delegated by the Board, recommends the compensation to be paid to the Chief Executive Officer and each of the Company's other executive officers.

It is the intention of the Company's Compensation Committee to utilize a pay-for-performance compensation program that is directly related to achievement of the Company's financial and strategic objectives. The primary elements of the program are base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

Overview of Executive Compensation

Role of Compensation Committee

The primary responsibilities of the Compensation Committee are to: (i) assist the Board in establishing the annual goals and objectives of the Chief Executive Officer; (ii) administer executive compensation programs; (iii) evaluate performance of the Chief Executive Officer and the other executive officers; (iii) oversee, set and approve compensation for the Chief Executive Officer and the Company's other executive officers; (vi) oversee administration of the Company's equity-based compensation and other benefit plans; and (vii) recommend to the Board grants of equity compensation awards under the Company's stock plan. The Chief Executive Officer, after reviewing the annual performance of all executive officers, discusses with the Compensation Committee his evaluations of each executive's individual performance vs. performance objectives and makes recommendations regarding each executive's base salary increases, annual cash bonus and amount of long-term equity awards. Except as stated above as to the Company's Chief Executive Officer, the Company's executive officers do not play a role in the compensation process.

Components of Compensation and Objectives

Base Salaries.    The purpose of the Company's base salaries for executive officers is to attract and retain employees with a stable source of income and security. Base salaries are determined and based on the skills, competencies, experience and individual performance of each executive officer. The Compensation Committee considers different factors in determining each executive officer's base salary, including, but not limited to, the executive officer's employment agreement, the executive officer's performance and responsibilities, his or her leadership skills and years of experience, competitive salaries within the marketplace for similar positions, utilizing published information regarding the compensation of officers at companies similar to the Company and taking into account variables such as geography, job comparability, the size of each corporation and its industry and the executive officer's total compensation package. The Compensation Committee annually reviews and approves each executive officer's compensation package. The Compensation Committee has from time to time engaged outside consultants to review executive compensation.

Annual Cash Bonus.    The purpose of the Company's annual cash bonus program for executive officers is to compensate the Company's executive officers for meeting and exceeding expected performance levels. Annual cash bonuses are designed to motivate and reward employees for positive impact on the Company's financial results and achievement of individual performance objectives. Annual cash bonus amounts vary according to the Company's realization of targeted financial results and individual achievement of performance objectives. On an annual basis, the Compensation Committee sets annual performance standards for the Chief Executive Officer and reviews the annual performance standards which the Chief Executive Officer recommends for the other executive officers. The performance standards may differ from year to year depending on the Company's financial and strategic objectives and may differ among executive officers. For example, performance standards may be based on budgeted financial results, specifically identified strategic initiatives important to future success of the Company, as well as individual performance and divisional operational performance. The Compensation Committee, with input when appropriate from the Company's Chief Executive Officer, is responsible for approving annual cash bonuses, which are then ratified by the Board. Annual cash bonuses are calculated as a percentage of each executive officer's base salary.

Consistent with the description of the Company's executive officers' compensation programs above, annual cash bonuses were paid to executive officers for fiscal 2011. Each executive officer will again be eligible to receive an annual cash bonus for fiscal 2012, which annual cash bonuses will be determined on substantially similar criteria as the fiscal 2011 annual cash bonuses.

At the beginning of fiscal 2011, the Compensation Committee set specific goals for Company performance and individual performance for annual cash bonus purposes consisting of a quantitative component based on the Company's performance as measured against financial goals and a qualitative component based on subjective evaluations of the executive officer's achievement of strategic and operational goals. For Company performance, the specific goals are measured in terms of the Company's performance using budgeted consolidated earnings before other expense (income), provision for income taxes, depreciation and amortization and share based compensation ("Consolidated Adjusted EBITDA"). Attainment of the Company's performance goals was eighty percent (80%) of each executive officer's annual cash bonus (the "Company Bonus"). For each executive officer, individual goals are measured in terms of the strategic objectives and operational goals. The individual performance portion of the annual cash bonus was twenty percent (20%) of each executive officer's annual cash bonus (the "Individual Bonus").

For fiscal 2011, the Consolidated Adjusted EBITDA performance target was $72.7 million (the "EBITDA Target"). In order to receive an annual cash bonus, the Company must have achieved at least eighty percent (80%) of the Consolidated Adjusted EBITDA performance target (the "Bonus Threshold"). If the Company failed to achieve the Bonus Threshold, no annual cash bonus would be paid to any executive officer, including that portion of the annual cash bonus attributed to the executive officer's individual performance goals.

Achieving the Bonus Threshold would entitle the executive officer to receive a portion of the Company Bonus computed as follows:

Percentage of EBITDA Target Attainment	Percentage of Company Bonus	Percentage of EBITDA Target Attainment	Percentage of Company Bonus
80%	40% of 80%	91%	82% of 80%
81%	45% of 80%	92%	84% of 80%
82%	50% of 80%	93%	86% of 80%
83%	55% of 80%	94%	88% of 80%
84%	60% of 80%	95%	90% of 80%
85%	64% of 80%	96%	92% of 80%
86%	68% of 80%	97%	94% of 80%
87%	71% of 80%	98%	96% of 80%
88%	74% of 80%	99%	98% of 80%
89%	77% of 80%	100%	100% of 80%
90%	80% of 80%	101% - 120%	101% - 120% of 80% (maximum)

The Company had budgeted for Consolidated Adjusted EBITDA to be $72,675,000. Actual Consolidated Adjusted EBITDA was computed at $74,706,000, or 103% of the budget. Budgeted Consolidated Adjusted EBITDA is confidential until the end of the applicable year. The following reconciles Consolidated Adjusted EBITDA for budget and actual to U.S. generally accepted accounting principles measures:

	Budget	Actual
	(In thousands)
Net income	28,633	31,590
Other expense(1)	2,445	2,998
Share-based compensation	3,505	3,253
Income tax provision	12,864	11,730
Depreciation and amortization	25,228	25,135

Consolidated Adjusted EBITDA(2)	72,675	74,706

(1)
Other expense includes interest income, interest expenses and impact of foreign currency fluctuation.

(2)
Adjusted EBITDA is earnings before other expense (income), provision (benefit) for income taxes, depreciation and amortization expense, and share-based compensation.

Based upon the 103% attainment and the Bonus matrix, bonuses were paid at the pre-authorized range at 103% for the Company-performance portion of the bonus.

The individual goals for the Chief Executive Officer are established by the Compensation Committee in consultation with the Chief Executive Officer at the beginning of the fiscal year. However, due to the transition to a new Chief Executive Officer and the hiring of Mr. Isaacs as our Chief Executive Officer in

April, upon his commencement of employment, the Compensation Committee established individual goals for Mr. Isaacs, which included: (i) assessing the corporate strategy, operations and talent of the Company; (ii) developing a three year strategic plan and associated succession plan with particular focus on the executive officers; (iii) aligning the corporate organization to ensure achievement of strategic goals and synergy among functional areas; (iv) evaluating the performance of all executives and setting appropriate performance goals and metrics; and (v) enhancing the Company's relationships with its key customers and strategic partners. At the end of the fiscal year, the Compensation Committee reviewed Mr. Isaacs' goals and determined that he achieved one hundred percent (100%) of his individual goals, and the Compensation Committee recommended that Mr. Isaacs receive one hundred percent (100%) of his Individual Bonus. The individual goals for the other executive officers are established by the Chief Executive Officer in consultation with each executive officer at the beginning of the fiscal year. However, due to the transition to a new Chief Executive Officer and the hiring of Mr. Isaacs as our Chief Executive Officer in April, the individual goals for the other executive officers were established initially by Mr. Lopez, in his capacity as the Interim Chief Executive Officer and then refined and, in certain cases, modified, by Mr. Isaacs upon his arrival. Mr. Lopez's individual goals for fiscal 2011 included: (i) ensuring maximum return on investment for all product lines with emphasis on the electronic gaming machine segment and (ii) establishing leadership in our Latin America business and Australasia subsidiary after assessing their needs. Mr. Fox's individual goals for fiscal 2011 included: (i) maximizing the accounting and finance resources to meet budget and year-end processing timelines; (ii) assessing the organization's risks via a thorough assessment and then mitigating risks by establishing an enterprise-wide plan; (iii) providing management with enhanced communications of business results in which plans to meet profitability targets are discussed; and (iv) leading the organizational efforts to continually improve effectiveness with a focus on cost control of outside professional services. Mr. Snow's individual goals for fiscal 2011 included: (i) expanding the organization's product strategy resources and focusing on the procurement and assessment of marketplace analysis; (ii) leading the product development efforts to introduce new concepts for our electronic table games segment; (iii) promoting our proprietary table games by holding operator focus groups to address their feedback; and (iv) sponsoring the organization's culture initiatives to continuously improve customer service within a positive, performance-driven environment. Ms. Lever's individual goals for the partial fiscal year she was employed included: (i) evaluating the performance of the legal and compliance teams, including their functional and individual goals in order to establish the optimal structure for the department; (ii) integrating the corporate and global legal functions; and (iii) developing and implementing an efficient contract management strategy and strengthening the organization's ability to protect its global intellectual property. Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011 and pursuant to his employment agreement, Mr. Castle's first set of individual goals will be determined in fiscal 2012. Mr. Castle was not eligible for an annual cash bonus in fiscal 2011. At the end of the fiscal year, Mr. Isaacs reviewed each executive officer's performance in connection with such executive officer's individual goals and recommended a percentage of attainment based on their respective performance to determine the total amount, if any, of the Individual Bonus the executive officer would be entitled to receive. The Compensation Committee considered Mr. Isaacs's recommendations and approved the Individual Bonuses at the 100% level for each executive officer. All compensation decisions were approved by the Board, with Messrs. Isaacs and Lopez abstaining with respect to determinations of their compensation.

The table below shows the actual percentage of each executive officer's base salary that each executive officer received for fiscal 2011 based on the Company achievement of the Company performance target and each executive officer's individual performance target.

Name	Target Bonus (as a % of Base Salary)	Company Bonus Attainment (80% Weighting)	Individual Bonus Attainment (20% Weighting)	Actual Bonus (as a % of Base Salary actually received in FY11)
Michael Gavin Isaacs(1)	50%	103%	100%	91%
David B. Lopez(2)	50%	103%	100%	47%
Linster W. Fox(3)	50%	103%	100%	51%
Louis J. Castle, II(4)	N/A	N/A	N/A	N/A
Roger Snow(3)	50%	103%	100%	51%
Kathryn S. Lever(5)	50%	103%	100%	55%

(1)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011. As a result of Mr. Isaacs accomplishing all of his individual goals, he received a full bonus based on his contracted annual base salary.

(2)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011. Mr. Lopez's actual bonus for fiscal 2011 is less than the target due to his base salary for fiscal 2011 including $27,692, which related to Mr. Lopez's promotion to Chief Operating Officer in fiscal 2010.

(3)
The actual bonus as a percent of base salary is greater than the target bonus as the Company's bonus attainment was greater than 100%.

(4)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011. Pursuant to the terms of Mr. Castle's employment agreement, he is eligible to receive an individual bonus starting fiscal year 2012.

(5)
Ms. Lever became the Company's General Counsel on May 5, 2011. Pursuant to the terms of Ms. Lever's employment agreement, her individual bonus is prorated.

In addition to annual cash bonuses, the Compensation Committee may award spot bonuses to executive officers for achievement of strategic objectives such as acquisitions, dispositions or joint ventures.

Long-Term Equity Incentives.    The purpose of the Company's long-term equity incentive program is to create a direct incentive for executive officers to increase shareholder value by aligning executive officers' long-term financial interests with those of the Company's shareholders. The Compensation Committee may recommend to the Board, and the Board has the authority to grant, stock options, stock appreciation rights, RSUs and restricted stock, or any combination thereof, as long-term equity incentives for executive officers and other key employees. For fiscal 2011, long-term equity incentives were based on an objective standard. Long-term equity incentives were determined based on the position of an employee in the Company and calculated based on the employee's annual base salary. Each corporate level of employees, as a group, was assigned a percentage of distribution, and that percentage of distribution was calculated utilizing each employee's annual base salary.

The use of equity compensation supports the objectives of encouraging stock ownership and aligning the interests of the Chief Executive Officer and the other executive officers with those of the Company's shareholders, as they share in both the positive and negative stock price returns experienced by the Company's shareholders. The Compensation Committee believes that granting long-term equity to the Company's executive officers is a way to foster a long-term focus on the Company's financial results and a way to link the Company's executive officer's returns to those of the Company's shareholders. Additionally, long-term equity is a means to attract and retain executive officers. The Company awards long-term equity incentives annually to the Chief Executive Officer and the other executive officers. Long-term equity incentive grants are awarded in the first quarter of each year after the end of the fiscal year. For fiscal 2011, the long-term equity incentive awards, granted in January 2012, for the executive officers were: Mr. Isaacs, options to purchase 38,720 shares and 19,890 RSUs; Mr. Lopez, options to purchase 27,100 shares and 13,920 RSUs; Mr. Fox, options to purchase 23,230 shares and 11,930 RSUs; Mr. Castle, options to purchase 23,230 shares and 11,930 RSUs; Mr. Snow, options to purchase 19,290 shares and 9,910 RSUs and Ms. Lever, options to purchase 23,130 shares and 10,340 RSUs.

Each year, the Compensation Committee decides the appropriate types and mix of equity awards. For fiscal 2011, the Compensation Committee decided to utilize a mix of RSUs and stock options. These two equity awards reward shareholder value creation in slightly different ways. Stock options (which have exercise prices not less than the fair market value of the Company's common stock on the date of grant) reward executive officers only if the stock price increases. RSUs are impacted by all stock price changes. This offers management clear incentives to increase stock price performance by tying compensation more closely to changes in shareholder value. The fiscal 2011 grants of stock options and RSUs vest ratably over four years and are subject to certain accelerated vesting triggering events. The exercise price for the grants of stock options was the Company's common stock's closing price on the date of the grant.

Equity Incentive Grants Policy

Effective as of August 1, 2006, the Compensation Committee approved an Equity Incentive Grants Policy governing the issuance of the Company's equity. Under the Equity Incentive Grants Policy, the equity incentives are granted solely at the discretion of the Board, and only at regularly or pre-scheduled meetings (which pre-scheduled meetings must have at least 14 days' notice), except under special circumstances. Equity incentives cannot be granted by written consent in lieu of meetings.

For employee grants, the Chief Executive Officer and the foreign subsidiary heads, in consultation with the Chief Executive Officer, provide the Compensation Committee with recommendations of proposed equity incentive awards. The Compensation Committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval. The Board, prior to granting any equity incentive awards, has complete discretion to make changes to the proposed awards. The Board makes the final decision and grants the equity.

The Chairman of the Governance Committee presents proposed equity incentive awards for non-employee director grants to the Governance Committee. The Governance Committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval.

Once the Board has reviewed and discussed the proposed equity incentives awards, it will approve or disapprove them, as a group or individually, at its discretion.

Executive Benefits.    In addition to base salary, annual cash bonuses and long-term equity incentives, the Company offers some of its executive officers executive physician services.

Determining Compensation.    Compensation decisions are made on an individual basis using factors such as the performance of the Company, the performance of each executive officer during the year against established goals, and his or her leadership qualities, business and operational responsibilities, current compensation arrangement and long-term potential to enhance shareholder value.

Tax and Accounting Considerations.    Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1.0 million paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the Compensation Committee is aware of the anticipated tax treatment for the Company and for the executive officers of various payments and benefits, including the effect of Section 162(m). The Compensation Committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m) if the Compensation Committee believes the programs are nevertheless appropriate to help achieve the Company's primary objective of ensuring that compensation paid to the Company's executive officers is reasonable, performance-based and consistent with the goals of the Company and its shareholders.

2011 Say-on-Pay Advisory Vote.    At the March 17, 2011 Annual Meeting of Shareholders, the shareholders of the Company voted, on an advisory basis, against approval of the named executive officer compensation disclosed in our proxy statement dated as of February 4, 2011. The Company believes that the negative shareholder vote was a result of the issuance on February 17, 2011 of the ISS Proxy Advisory Services report (the "Report"), which contained a recommendation against such advisory vote based solely on the inclusion of the "modified single trigger" provision in the employment agreement of Mr. David B. Lopez, the Company's Executive Vice President and Chief Operating Officer, in effect at such time.

On May 24, 2011, the Company amended Mr. Lopez's employment agreement, with the primary change being the deletion of the provision that permits the termination of the employment agreement by Mr. Lopez and the receipt of certain benefits upon a "change of control" of the Company. Under the amended and restated employment agreement, Mr. Lopez may only terminate his employment agreement "for good reason" in the event of a change of control if there is also a material reduction in the nature or scope of his duties, responsibilities, authority, or position, including, but not limited to, removal or expulsion from the Board of Directors without Cause, as such term is defined within such agreement. These changes removed the "modified single trigger" mechanism referred to in the Report.

As the Company does not include "single trigger" or "modified single trigger" change of control provisions in any executive officer employment agreements, the Company believes that it has remedied the sole basis for ISS previous recommendation to vote against the advisory vote.

SUMMARY COMPENSATION TABLE—FISCAL 2011, 2010 AND 2009

The following table presents information regarding compensation of each of the Company's named executive officers for services rendered during fiscal 2011, 2010 and 2009.

Name and Principal Position	Fiscal Year	Salary $	Spot Bonuses $(1)	Stock Awards $(2)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $(1)	All Other Compensation $(3)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael Gavin Isaacs(4)	2011	280,769	—	76,200	68,933	256,000	7,271	689,173
Chief Executive Officer
David B. Lopez(5)	2011	377,692	62,500	70,941	137,142	179,200	9,038	836,513
Executive Vice President and	2010	260,000	—	110,742	141,102	175,000	8,067	694,911
Chief Operating Officer	2009	260,000	—	151,125	68,110	127,920	8,190	615,345
Linster W. Fox	2011	300,000	—	33,038	91,943	153,600	19,645	598,226
Executive Vice President,	2010	300,000	—	—	58,284	150,000	11,055	519,339
Chief Financial Officer and	2009	75,000	—	—	13,538	37,500	19,036	145,074
Secretary
Louis J. Castle, II(6)	2011	17,308	66,042	—	40,321	—	60,868	184,539
Chief Strategy Officer
Roger Snow	2011	249,100	—	291,455	96,574	127,539	6,049	770,717
Executive Vice President	2010	243,920	—	211,805	59,990	124,550	3,796	644,061
	2009	240,000	—	172,235	9,769	118,080	6,393	546,477
Kathryn S. Lever(7)	2011	122,000	—	15,161	15,033	67,080	3,391	222,665
Executive Vice President and
General Counsel

(1)
Amounts in column (d) represent spot bonuses. Amounts in column (g) represent performance bonuses that the Company typically bases on fiscal year performance and pays to the executive officer in the first quarter. Fiscal year 2011 performance bonuses were awarded at the rate of approximately 103% of the applicable target bonus amount and were paid in January. Fiscal year 2010 performance bonuses were awarded at the rate of approximately 100% of the applicable target bonus amount. Fiscal year 2009 performance bonuses were awarded at the rate of approximately 98% of the applicable target bonus amount. Additionally, during fiscal year 2011, Mr. Lopez received a $62,500 spot bonus for performance of additional duties as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011. As part of becoming the Company's Chief Strategy Officer on October 3, 2011, Mr. Castle received $66,042.

(2)
The amounts reported in columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2011, 2010 and 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). These amounts do not reflect amounts paid to or realized by the executive officer for fiscal 2011, 2010 and 2009. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to the Company's audited consolidated financial statements, included as part of the Company's annual report for fiscal 2011 filed with the SEC on Form 10-K, which is incorporated herein by reference. For information about the stock awards and option awards granted to the Company's executive officers for fiscal 2011, please see the discussion under "Grants of Plan-Based Awards" below.

(3)
The amounts reported for fiscal 2011 in column (h) are detailed in the table below.

(4)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(5)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011. Effective with Mr. Lopez's appointment to Chief Operating Officer on June 21, 2010, his base salary was increased to $350,000. $27,692 of compensation related to Mr. Lopez's promotion to Chief Operating Officer in fiscal 2010 was paid in fiscal 2011.

(6)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(7)
Ms. Lever became the Company's General Counsel on May 5, 2011.

Name	401 (k) Plan Profit Sharing Contribution ($)	Term Life Insurance and AD&D Premiums ($)	Perquisites and Other Personal Benefits ($)(1)	Other ($)	Total All Other Compensation ($)
Michael Gavin Isaacs(2)	2,885	1,386	3,000	—	7,271
David B. Lopez(3)	7,110	1,928	—	—	9,038
Linster W. Fox	9,958	6,687	3,000	—	19,645
Louis J. Castle, II(4)	—	233	—	60,635	60,868
Roger Snow	4,072	1,977	—	—	6,049
Kathryn S. Lever(5)	2,400	991	—	—	3,391

(1)
Perquisites and other personal benefits represent executive physician premiums.

(2)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(3)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(4)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011. Prior to becoming the Chief Strategy Officer, Mr. Castle served as a member of our Board until his resignation on September 30, 2011. While serving as a member of the Board during fiscal 2011, Mr. Castle earned director's fees of $60,635. This amount is also presented in the "Independent Director Compensation" discussion later in this proxy statement.

(5)
Ms. Lever became the Company's General Counsel on May 5, 2011.

 GRANTS OF PLAN-BASED AWARDS—FISCAL 2011

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the executive officers for fiscal 2011.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael Gavin Isaacs(3)	N/A	—	250,000	290,000	—	—	—	—
	1/17/12	—	—	—	—	38,720	12.54	249,163
	1/17/12	—	—	—	19,890	—	—	249,201
David B. Lopez(4)	N/A	—	175,000	203,000	—	—	—	—
	1/17/12	—	—	—	—	27,100	12.54	174,389
	1/17/12	—	—	—	13,920	—	—	174,557
Linster W. Fox	N/A	—	150,000	174,000	—	—	—	—
	1/17/12	—	—	—	—	23,230	12.54	149,485
	1/17/12	—	—	—	11,930	—	—	149,602
Louis J. Castle, II(5)	N/A	—	—	—	—	—	—
	1/17/12	—	—	—	—	23,230	12.54	149,485
	1/17/12	—	—	—	11,930	—	—	149,602
Roger Snow(6)	N/A	—	124,550	144,478	—	—	—	—
	1/17/12	—	—	—	—	19,290	12.54	124,131
	1/17/12	—	—	—	9,910	—	—	124,271
	1/17/12	—	—	—	19,865	—	—	249,107
Kathryn S. Lever(7)	N/A	—	130,000	150,800	—	—	—	—
	1/17/12	—	—	—	—	20,130	12.54	129,537
	1/17/12	—	—	—	10,340	—	—	129,664

(1)
These entries report the target and maximum amounts for each executive officer's fiscal 2011 non-equity annual incentive award as described in the "Compensation Discussion and Analysis" above. There are no threshold amounts for these awards. Actual amounts earned for fiscal 2011 are included in the Summary Compensation Table above.

(2)
The amounts reported in column (i) of the table above reflect the fair value of these awards on the grant date as determined under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation. These amounts do not reflect amounts paid to or realized by the executive officer for fiscal 2011. Actual amounts earned for fiscal 2011 are included in the Summary Compensation Table above. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to the Company's audited consolidated financial statements, included as part of the Company's annual report for fiscal 2011 filed with the SEC on Form 10-K, which is incorporated herein by reference.

(3)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(4)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(5)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(6)
Mr. Snow received an additional grant of equity based on the gross revenue of certain table games for fiscal year 2011 equaling or exceeding a certain revenue threshold. This special equity grant is described below in the discussion of Mr. Snow's employment agreement.

(7)
Ms. Lever became the Company's General Counsel on May 5, 2011.

Employment Agreements

Except for Messrs. Lopez and Snow, each of the executive officers was hired pursuant to an employment agreement that establishes each executive officer's initial salary and other terms and conditions of employment. Each employment agreement was the result of negotiation between the Company and the executive officer. The Company entered into an employment agreement with Mr. Lopez in 2003 when he was promoted to the position of Vice President of Product Management and the Company entered into an employment agreement with Mr. Snow in 2007 when he was promoted to the position of Senior Vice President of Products. On an annual basis, the Compensation Committee reviews and may modify each executive officer's base salary. The following is a brief description of each executive officer's contractual provisions with respect to annual base salary, annual cash bonuses and certain equity incentive grants.

Michael Gavin Isaacs.    On March 16, 2011, the Company entered into an employment agreement with Michael Gavin Isaacs to serve as the Company's Chief Executive Officer beginning April 1, 2011. The term of Mr. Isaacs' employment is from April 1, 2011 through April 1, 2014, although the Company may terminate his employment at any time for any reason or for no reason. Mr. Isaacs' annual base salary is $500,000. Pursuant to the employment agreement, Mr. Isaacs is entitled to participate in any bonus programs for the Company's executive officers as well as any individual performance bonus program authorized by the Board. Effective for fiscal year 2011, Mr. Isaacs is eligible for an annual cash bonus with a target bonus of no less than 50% of his annual base salary. The employment agreement also provided that, no later than the first Board meeting after April 1, 2011, the Board shall appoint Mr. Isaacs as a member of the Board.

Under the employment agreement, Mr. Isaacs was awarded options to purchase 100,402 shares of common stock (with an exercise price of $9.50 per share) and was awarded 52,632 RSUs. The options and the RSUs each vest ratably over a four-year period and the options expire ten years after grant.

David B. Lopez.    On February 16, 2011, the Company entered into a new employment agreement with Mr. Lopez to serve as the Company's Chief Operating Officer. The term of Mr. Lopez's employment agreement is from February 16, 2011 through February 16, 2015, although the Company may terminate his employment at any time for any reason or for no reason. Mr. Lopez's annual base salary is $350,000. Pursuant to his employment agreement, Mr. Lopez is entitled to participate in any bonus programs for the Company's executive officers as well as any individual performance bonus program authorized by the Board. Effective for fiscal year 2011, Mr. Lopez is eligible for an annual cash bonus with a target bonus of no less than 50% of his annual base salary. On May 24, 2011, the Company entered into an amended and restated employment agreement with Mr. Lopez. The primary change in the amended and restated employment agreement is to those provisions of the employment agreement that permit the termination of the employment agreement by Mr. Lopez and the receipt of certain benefits upon a "change of control" of the Company. See "Employment Agreements" below for a more detailed description of the change in control provision in Mr. Lopez's employment agreement.

Linster W. Fox.    Effective August 1, 2009, the Company entered into an employment agreement with Mr. Fox as the Company's Executive Vice President and Chief Financial Officer. On November 1, 2010, Mr. Fox was named Secretary of the Company. The term of Mr. Fox's employment agreement is from August 1, 2009 through October 31, 2012, although the Company can terminate his employment earlier. Effective as of August 1, 2009, Mr. Fox's annual base salary is $300,000. Pursuant to his employment agreement, Mr. Fox is eligible to receive an annual cash bonus for fiscal year 2010 and any subsequent year thereafter with a target of no less than 50% of his annual base salary. For fiscal 2010, and pursuant to the terms of his employment agreement, Mr. Fox was guaranteed and received a minimum bonus of $40,000 on August 1, 2010. The minimum bonus was a non-refundable advance and was credited against Mr. Fox's annual cash bonus in the amount of $150,000 for fiscal 2010. Additionally, pursuant to Mr. Fox's employment agreement, he received 60,000 options to purchase the Company's common stock (the "Options") on August 10, 2009. The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules. The Options shall vest 25% on each 12-month anniversary date of the grant date, commencing on the first 12-month anniversary date of the grant date and continuing for three years thereafter. The exercise price of the Options is the Company's closing stock price on the date of the grant, which was $7.12. All vesting of the Options shall be subject to Mr. Fox being employed with the Company on each scheduled vesting date.

Louis J. Castle, II.    On September 30, 2011, the Company entered into an employment agreement with Louis J. Castle, II to serve as the Company's Chief Strategy Officer beginning October 3, 2011. The employment agreement provides for a term of Mr. Castle's employment from October 3, 2011 through October 3, 2014, although the Company may terminate his employment at any time for any reason or for no reason. The employment agreement provides Mr. Castle with an annual base salary of $300,000. Pursuant to the employment agreement, Mr. Castle is entitled to participate in any bonus programs for the Company's executive officers and/or any individual performance bonus program authorized by the Company's Board. Effective for fiscal year 2012, Mr. Castle will be eligible for an annual cash bonus with a target bonus of no less than 50% of his annual base salary.

Under the employment agreement, Mr. Castle was awarded options to purchase 28,044 shares of common stock (with an exercise price of $10.31 per share) and was awarded 14,549 RSUs. The options and the RSUs will each vest ratably over a four-year period from the date of grant and the options expire ten years after grant.

Commencing with fiscal year 2012 and during the term of Mr. Castle's employment, Mr. Castle shall be eligible to receive a special equity grant of RSUs based on the achievement of certain bonus objectives determined annually by the Chief Executive Officer. The bonus objectives shall be based primarily on objective measures of Company financial performance and may include more qualitative measures, such as his contributions to the Company, achievement of revenue and budget objectives and/or R&D deliverable goals. The special equity grant for achievement of all of the bonus objectives will be an amount of RSUs having an aggregate value (based upon the closing stock price on the date of grant) equal to 50% of Mr. Castle's annual base salary at the time of the grant, but the actual amount of RSUs may exceed 50% of the annual base salary up to a maximum of two times the annual base salary based on overachievement of the bonus objectives as adopted and determined by the Chief Executive Officer. The RSUs shall vest at the rate of twenty five percent per year, beginning on the date of grant and continuing for 3 years thereafter on each successive annual 12-month anniversary date after the date of grant, provided that, on each such annual anniversary date, Mr. Castle is still employed on a full-time basis by the Company.

Roger Snow.    Effective May 20, 2010, the Company entered into a new employment agreement with Roger Snow as the Company's Executive Vice President. The term of the employment agreement is from May 20, 2010 through October 31, 2013, although the Company can terminate his employment earlier, with or without any prior notice or with or without any cause. Effective as of May 20, 2010, Mr. Snow's annual base salary is $249,100. Pursuant to his employment agreement, Mr. Snow is eligible to receive an annual cash bonus for fiscal year 2010 and any subsequent year thereafter with a target of no less than 50% of his annual base salary. Additionally, on May 20, 2010, the Company also entered into a non-competition agreement with Mr. Snow, pursuant to which Mr. Snow agreed not to compete with the Company during the term of the employment agreement and for a period of thirty-six months thereafter. For fiscal year 2011, Mr. Snow was eligible for a special equity grant similar to the special equity grant set forth in his employment agreement for fiscal 2010 and Mr. Snow received an additional grant of equity based on the gross revenue of certain table games for fiscal year 2011 (the "2011 Game Revenue") equaling or exceeding a certain revenue threshold (the "Threshold"). The 2011 Game Revenue met the Threshold and Mr. Snow received 100% of his annual base salary in the form of RSUs as determined by the closing price of the Company's stock on the date of grant, which amount equaled 19,865 RSUs (the "RSU Grant"). The RSU Grant was granted on January 17, 2012 (the "Grant Date"), at which time 25% of the RSUs immediately vested. The remaining RSUs will vest in equal installments over three years, beginning on the first anniversary of the Grant Date and on each successive annual 12-month anniversary date thereafter, provided that, on each such annual anniversary date, Mr. Snow is still employed on a full-time basis by the Company, and further provided that Mr. Snow has not breached and is not in breach of his non-competition agreement.

Kathryn S. Lever.    On May 2, 2011, the Company entered into an employment agreement with Kathryn S. Lever to serve as the Company's General Counsel and Executive Vice President beginning May 5, 2011. The term of Ms. Lever's employment is from May 5, 2011 through May 5, 2014, although the Company may terminate her employment at any time for any reason or for no reason. Ms. Lever's annual base salary is $260,000. Pursuant to the employment agreement, Ms. Lever is entitled to participate in the bonus programs for the Company's executive officers as well as any individual performance bonus program authorized by the Board. Effective for fiscal year 2011, Ms. Lever is eligible for an annual cash bonus with a target bonus of no less than 50% of her annual base salary, prorated for the partial year.

Under the employment agreement, Ms. Lever was awarded options to purchase 23,424 shares of common stock (with an exercise price of $10.78 per share) and was awarded 12,060 RSUs. The options and the RSUs each vest ratably over a four-year period and the options expire ten years after grant.

Non-Competition and Confidentiality.    Each of the Chief Executive Officer and the executive officers has agreed in his or her employment agreement and non-competition agreement, as applicable: (i) not to compete with the Company during the term of their employment and for the Restricted Period identified below in the Potential Payments Upon Termination or Change in Control section; (ii) not to solicit the Company's employees, independent contractors or agents of the Company during the term of their employment and for the Restricted Period; and (iii) to maintain the confidentiality of the Company's information. If the executive officer breaches any of these covenants, the Company has the right to seek injunctive relief and damages.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the executive officers as of October 31, 2011, including the vesting dates for the portions of these awards that had not vested as of that date. Unless an event occurs that causes accelerated vesting, all vesting is subject to continued employment on the applicable vesting date.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)		(e)	(f)
Michael Gavin Isaacs(2)	3/16/11	—	100,402	(6)	9.50	3/16/21
David B. Lopez(3)	6/28/02	7,500	—		7.81	6/27/12
	11/5/02	15,501	—		9.74	11/4/12
	3/12/03	11,250	—		8.54	3/11/13
	10/23/03	16,875	—		12.33	10/22/13
	3/16/04	33,750	—		18.75	3/15/14
	12/1/04	30,000	—		30.56	12/1/14
	12/14/06	12,500	—		29.19	12/14/16
	12/18/07	15,000	5,000	(7)	12.21	12/18/17
	12/15/08	—	10,000	(8)	4.30	12/15/18
	12/14/09	13,750	41,250	(9)	7.32	12/14/19
	12/21/10	—	29,500	(10)	11.51	12/21/20
	3/17/11	—	5,692	(11)	10.47	3/17/21
Linster W. Fox	8/10/09	30,000	30,000	(12)	7.12	8/10/19
	12/21/10	—	25,300	(10)	11.51	12/21/20
Louis J. Castle, II(4)	3/15/05	25,500	—		29.70	3/15/15
	6/27/05	5,000	—		28.06	6/27/15
	3/26/08	40,000	—		6.00	3/26/18
	3/18/09	62,000	—		2.89	3/18/19
	3/26/10	23,250	—		8.16	3/26/20
Roger Snow	10/23/03	8,440	—		12.33	10/22/13
	12/1/04	14,062	—		30.56	12/1/14
	12/15/08	—	10,000	(8)	4.30	12/15/18
	12/14/09	—	41,250	(9)	7.32	12/14/19
	12/21/10	—	21,000	(10)	11.51	12/21/20
Kathryn S. Lever(5)	5/5/11	—	23,424	(13)	10.78	5/5/21

(1)
The number of shares and the exercise prices have been adjusted to reflect the Company's three-for-two stock splits in April 2004 and January 2005.

(2)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(3)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(4)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(5)
Ms. Lever became the Company's General Counsel on May 5, 2011.

(6)
The unvested portion of these awards as of October 31, 2011 is scheduled to vest in four equal installments on April 1, 2012, April 1, 2013, April 1, 2014 and April 1, 2015.

(7)
The unvested portion of these awards vested on December 18, 2011.

(8)
One-half of the unvested portion of the awards vested on December 15, 2011, and one-half of these awards as of October 31, 2011 is scheduled to vest on December 15, 2012.

(9)
One-third of the unvested portion of these awards vested on December 14, 2011 and the remaining portion of the unvested awards as of October 31, 2011 is scheduled to vest in two equal installments on December 14, 2012 and December 14, 2013.

(10)
One-quarter of the unvested portion of these awards vested on December 21, 2011 and the remaining portion of the unvested awards as of October 31, 2011 is scheduled to vest in three equal installments on December 21, 2012, December 21, 2013 and December 21, 2014.

(11)
The unvested portion of these awards as of October 31, 2011 is scheduled to vest in four equal installments on March 17, 2012, March 17, 2013, March 17, 2014 and March 17, 2015.

(12)
One-half of the unvested portion of this award as of October 31, 2011 is scheduled to vest on August 10, 2012 and one-half of this award is scheduled to vest on August 10, 2013.

(13)
The unvested portion of these awards as of October 31, 2011 is scheduled to vest in four equal installments on May 5, 2012, May 5, 2013, May 5, 2014 and May 5, 2015.

 STOCK AWARDS

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	(h)	(i)		(j)	(k)
Michael Gavin Isaacs(2)	3/16/11	52,632	(6)	$558,426	—
David B. Lopez(3)	12/15/08	7,500	(7)	79,575	—
	12/21/10	16,200	(8)	171,882	—
	3/17/11	2,988	(9)	31,703	—
Linster W. Fox	12/21/10	13,900	(8)	147,479	—
Louis J. Castle, II(4)	N/A	—		—	—
Roger Snow	11/2/06	3,000	(10)	31,830	—
	12/18/07	15,000	(11)	159,150	—
	12/15/08	7,500	(7)	79,575	—
	12/21/10	11,500	(8)	122,015	—
	1/10/11	17,168	(12)	182,152	—
Kathryn S. Lever(5)	5/5/11	12,060	(13)	127,957	—

(1)
The dollar amounts shown in column (j) is determined by multiplying the number of shares or units reported in columns (i) and (k), respectively, by $10.61 (the closing price of the Company's common stock on October 31, 2011).

(2)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(3)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(4)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(5)
Ms. Lever became the Company's General Counsel on May 5, 2011.

(6)
The unvested portion of these awards as of October 31, 2011 is scheduled to vest in four equal installments on April 1, 2012, April 1, 2013, April 1, 2014 and April 1, 2015.

(7)
The unvested portion of the awards as of October 31, 2011 is scheduled to vest on December 15, 2012.

(8)
One-quarter of the unvested portion of these awards vested on December 21, 2011 and the remaining portion of the unvested awards as of October 31, 2011 is scheduled to vest in three equal installments on December 21, 2012, December 21, 2013 and December 21, 2014.

(9)
The unvested portion of these awards as of October 31, 2011 is scheduled to vest in four equal installments on March 17, 2012, March 17, 2013, March 17, 2014 and March 17, 2015.

(10)
The unvested portion of the awards vested on November 2, 2011.

(11)
The unvested portion of the awards vested on December 18, 2011.

(12)
One-third of the unvested portion of these awards vested on January 10, 2012 and the remaining portion of the unvested awards as of October 31, 2011 is scheduled to vest in two equal installments on January 10, 2013 and January 10, 2014.

(13)
The unvested portion of these awards as of October 31, 2011 is scheduled to vest in four equal installments on May 5, 2012, May 5, 2013, May 5, 2014 and May 5, 2015.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2011

The following table presents information regarding the exercise of stock options by the executive officers during fiscal 2011 and stock awards previously granted to the executive officers that vested during fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Michael Gavin Isaacs(2)	—	—	—	—
David B. Lopez(3)	4,500	54,500	13,750	151,213
Linster W. Fox	—	—	—	—
Louis J. Castle, II(4)	—	—	—	—
Roger Snow	—	96,945	13,222	145,789
Kathryn S. Lever(5)	—	—	—	—

(1)
The dollar amount shown in column (c) for option awards is determined by multiplying the number of options exercised by the difference in the per-share sales price and the option exercise price. The dollar amounts shown in column (e) for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company's common stock on the vesting date.

(2)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(3)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(4)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(5)
Ms. Lever became the Company's General Counsel on May 5, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon a termination without cause, an executive officer may be entitled to certain severance payments. There are no automatic payments due merely on a Change in Control; however, unvested equity may accelerate vesting upon a Change in Control.

Severance Benefits.    Unless otherwise noted in the applicable footnote, the following table represents the Company's estimate of the amount of the benefits to which the Company's executive officers would have been entitled had their employment been terminated on October 31, 2011.

Name	Cash Severance(1) ($)	Equity Acceleration(2) ($)	Continued Health Benefits ($)
Michael Gavin Isaacs(3)	500,000	167,467	18,888
David B. Lopez(4)	700,000	335,341	37,344
Linster W. Fox	453,600	178,439	26,136
Louis J. Castle, II(5)	300,000	—	18,888
Roger Snow	557,478	682,310	55,620
Kathryn S. Lever(6)	260,000	31,989	6,312

(1)
Additional disclosure regarding the severance benefits of Messrs. Isaacs, Lopez, Fox, Castle and Snow and Ms. Lever can be found below under "Employment Agreements".

(2)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company's common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company's common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, the Company has assumed full acceleration of all outstanding and unvested equity awards held by each of the Company's executive officers as of October 31, 2011.

(3)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(4)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(5)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(6)
Ms. Lever became the Company's General Counsel on May 5, 2011.

Change in Control Benefits.    The vesting of outstanding equity awards held by the Company's executive officers will accelerate in connection with a Change in Control of the Company, provided the executive officer is still employed with the Company at such Change in Control event. In the event that there is a Change in Control event and there is also a termination without cause of the executive officer's employment, then the executive officer shall be entitled to severance and continued health benefits. Unless otherwise noted in the applicable footnote, the following table presents the amount of the benefits to which the Company's executive officers would have been entitled if a Change in Control had occurred on October 31, 2011.

Name	Cash Severance(1) ($)	Equity Acceleration(2) ($)	Continued Health Benefits(1) ($)
Michael Gavin Isaacs(3)	1,102,400	167,467	18,888
David B. Lopez(4)	956,116	335,341	37,344
Linster W. Fox	907,200	178,439	26,136
Louis J. Castle, II(5)	587,896	—	18,888
Roger Snow	686,733	682,310	55,620
Kathryn S. Lever(6)	260,000	31,989	6,312

(1)
Cash severance and continued health benefits are paid only upon termination of employment after a Change in Control event.

(2)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company's common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company's common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, the Company has assumed full acceleration of all outstanding and unvested equity awards held by each of the Company's executive officers as of October 31, 2011.

(3)
Mr. Isaacs became the Company's Chief Executive Officer on April 1, 2011.

(4)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011.

(5)
Mr. Castle became the Company's Chief Strategy Officer on October 3, 2011.

(6)
Ms. Lever became the Company's General Counsel on May 5, 2011.

Termination Upon Disability or Death

The executive officers are not entitled to any benefits upon death or disability beyond what is available to all of the Company's employees, as described below, except that Messrs. Isaacs, Lopez, Fox, Castle and Snow and Ms. Lever shall also receive a lump sum payment equal to six (6) months of their respective then base salaries.

Payments Made Upon Disability

Under the Company's benefits program, all of the Company's eligible employees, including the executive officers, are provided long-term disability insurance coverage. In addition, all unvested equity awards will vest in the event of the executive officer's total disability, provided that the executive officer is employed by the Company at such time.

Payments Made Upon Death

Under the Company's benefits program, all of the Company's eligible employees, including the executive officers, are provided life insurance benefits coverage. In addition, all unvested equity awards will vest in the event of the executive officer's death, provided that the executive officer is employed by the Company at such time.

Employment Agreements

All of the Company's executive officers are "at will" employees, which means that the Company may terminate each of the executive officer's full-time employment at any time either with or without just cause. Upon certain types of terminations of employment, severance benefits may be paid to the executive officers as described in their employment agreements.

In the event of any termination of an executive officer's full-time employment with the Company without just cause, or in the event an executive officer's full-time employment is not extended or renewed beyond his or her term of employment as set forth in the employment agreement (the "Term"), then the executive officer will be entitled to severance benefits. During the severance period the executive officer will remain bound to the covenant not to compete and confidentiality obligations contained in the employment agreement.

Michael Gavin Isaacs

In the event of any termination of Mr. Isaacs' employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Isaacs' employment on terms substantially equal to or better than those set forth in the employment agreement, then, Mr. Isaacs shall receive (i) accrued annual base salary earned but not yet paid through the termination date, (ii) severance amount equal to one-half year's annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to his accrued vacation days, and (iv) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half year's annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company. In addition, through the earlier of (i) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (ii) Mr. Isaacs' date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Isaacs' (and his spouse's and dependents' if applicable) COBRA coverage. The employment agreement also provides that in the event the Company restates its earnings, then Mr. Isaacs shall be required to immediately repay to the Company any bonus amount paid in excess of that supported by the restated earnings.

In the event of Mr. Isaacs' death or disability (as defined in the employment agreement), Mr. Isaacs or his estate shall receive a lump sum payment equal to his annual base salary earned but not yet paid through the termination date, six months of his annual base salary, and his accrued vacation days. In such event, the Company will pay six months health coverage for him, his spouse and dependents, and any disability or life insurance benefits. In addition, all of Mr. Isaacs' equity shall accelerate and immediately vest.

David B. Lopez

In the event of any termination of Mr. Lopez's employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Lopez's employment on terms substantially equal to or better than those set forth in the employment agreement, then, Mr. Lopez shall receive (i) accrued annual base salary earned but not yet paid through the termination date, (ii) severance amount equal to one year's annual base salary paid over a twenty-four month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to his accrued vacation days, and (iv) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one year's annual base salary paid over a twenty-four month period in equal installments in accordance with the normal payroll practices of the Company. In addition, through the earlier of (i) twenty-four months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (ii) Mr. Lopez's date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Lopez's (and his spouse's and dependents' if applicable) COBRA coverage. The employment agreement also provides that in the event the Company restates its earnings, then Mr. Lopez shall be required to immediately repay to the Company any bonus amount paid in excess of that supported by the restated earnings.

In the event of Mr. Lopez's death or disability (as defined in the employment agreement), Mr. Lopez or his estate shall receive a lump sum payment equal to his annual base salary earned but not yet paid through the termination date, six months of his annual base salary, and his accrued vacation days. In such event, the Company will pay six months health coverage for him, his spouse and dependents, and any disability or life insurance benefits. In addition, all of Mr. Lopez's equity shall accelerate and immediately vest.

On May 24, 2011, the Company amended Mr. Lopez's employment agreement. The primary change is the deletion of the provision that permit the termination of the employment agreement by Mr. Lopez and the receipt of certain benefits upon a "change of control" of the Company. Under the amended and restated employment agreement, Mr. Lopez may only terminate his employment agreement "for good reason" in the event of a change of control if there is also a material reduction in the nature or scope of his duties, responsibilities, authority, or position, including, but not limited to, removal or expulsion from the Board of Directors without Cause, as such term is defined within such agreement. The prior employment agreement did not require the material reduction in the nature or scope of Mr. Lopez's duties, which is generally referred to as a "single trigger" or "modified single trigger" change of control benefit.

The inclusion of the "modified single trigger" change of control provision in the prior employment agreement was itself a "legacy" provision that was carried on from the Company's original employment agreement with Mr. Lopez dated June 10, 2008. The Company has not included "single trigger" or "modified single trigger" change of control provisions in any recently executed employment agreements, as evidenced by the employment agreements entered into between the Company and the Company's Chief Executive Officer, Michael Gavin Isaacs, effective as of March 16, 2011, the Company's General Counsel, Kathryn S. Lever, effective as of May 5, 2011, and the Company's Chief Strategy Officer, Louis J. Castle, II, effective as of October 3, 2011.

The ISS Proxy Advisory Services report issued February 17, 2011, in connection with the Company's March 17, 2011 Annual Meeting of Shareholders, contained a recommendation against the advisory vote to ratify named executive officers compensation based solely on the inclusion of the "modified single trigger" provision in the prior employment agreement. As the Company does not include "single trigger " or "modified single trigger" change of control provisions in any executive officer employment agreements, the Company believes that it has remedied the sole basis for ISS previous recommendation to vote against the advisory vote.

Linster W. Fox

In the event of any termination of Mr. Fox's full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Fox's full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Fox as Mr. Fox is receiving during the last year of the Term, then, during the twenty-four (24) month period (the "Restricted Period") immediately following Mr. Fox's last day of his full-time employment, Mr. Fox (i) shall be paid a severance amount equal to twelve (12) months of his then monthly base salary paid over the Restricted Period in equal monthly installments (except that, in lieu of twelve (12) months of his then monthly base salary, the severance amount shall be twenty-four (24) months of his base salary in the event his employment as the Chief Financial Officer is terminated within 1 month prior to or following an actual change in control event (as defined in the employment agreement), and without Mr. Fox being offered the same or a comparable position) and (ii) shall receive additional compensation for his covenant not to compete equal to the amount of his immediately prior year's actual cash bonus (excluding any equity grants and long-term incentive bonuses, but including spot bonuses) (except that the additional compensation amount shall be two (2) times the amount of his immediately prior year's actual cash bonus (excluding any equity grants and long-term incentive bonuses, but including spot bonuses), in the event his employment as the Chief Financial Officer is terminated within 1 month prior to or following an actual change in control event (as defined in the employment agreement), and without Mr. Fox being offered the same or a comparable position). The amounts due to Mr. Fox shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Fox shall continue to receive, during the Restricted Period, all insurance coverages and any other benefits which Mr. Fox would have received had his employment not been so terminated, or not extended, provided however, if Mr. Fox is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the Restricted Period. Furthermore, during the Restricted Period, Mr. Fox's unvested stock options and restricted stock awards will continue to vest.

In the event of Mr. Fox's death or total disability, Mr. Fox or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits. In addition, all of Mr. Fox's equity shall accelerate and immediately vest.

Louis J. Castle, II

In the event of any termination of Mr. Castle's employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Castle's employment, then Mr. Castle shall receive (i) his accrued annual base salary earned but not yet paid through the termination date, (ii) severance in an amount equal to one-half of his annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to his accrued but unused vacation days, and (iv) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of his annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company. In addition, through the earlier of (i) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (ii) Mr. Castle's date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Castle's (and his spouse's and dependents' if applicable) COBRA coverage.

In the event of Mr. Castle's death or disability (as defined in the employment agreement), Mr. Castle or his estate shall receive a lump sum payment equal to his accrued annual base salary earned but not yet paid through the termination date, an amount equal to six months of his annual base salary, and his accrued but unused vacation days. In such event, the Company shall pay six months health coverage for him, his spouse and dependents, and any disability or life insurance benefits. In addition, all of Mr. Castle's equity shall accelerate and immediately vest.

Roger Snow

In the event of any termination of Mr. Snow's full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Snow's full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Snow as Mr. Snow is receiving during the last year of the Term, then, during the thirty-six (36) month period (the "Restricted Period") immediately following Mr. Snow's last day of his full-time employment, Mr. Snow (i) shall be paid an amount equal to eighteen (18) months of his then monthly base salary paid over the Restricted Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to the average annual amount of his cash bonuses (excluding any equity grants and long-term incentive bonuses, but including spot bonuses) which Mr. Snow has received over the last full five (5) fiscal years prior to such termination, multiplied by 1.5. The amounts due to Mr. Snow shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Snow shall continue to receive, during the Restricted Period, all insurance coverages and any other benefits which Mr. Snow would have received had his employment not been so terminated, or not extended, provided however, if Mr. Snow is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the Restricted Period. Furthermore, during the Restricted Period, Mr. Snow's unvested stock options and restricted stock awards will continue to vest.

In the event of Mr. Snow's death or total disability, Mr. Snow or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits. In addition, all of Mr. Snow's equity shall accelerate and immediately vest.

Kathryn S. Lever

In the event of any termination of Ms. Lever's employment with the Company without cause or for good reason, then, Ms. Lever shall receive (i) accrued annual base salary earned but not yet paid through the termination date, (ii) severance equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to her accrued vacation days, (iv) COBRA coverage for herself, her spouse and dependents, if applicable, through the earlier of (A) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (B) Ms. Lever's date of employment by a subsequent employer, (v) a continuation of vesting of equity previously granted to Ms. Lever for a period of twelve month, and (vi) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company. Notwithstanding the foregoing, if the employment period expires and the Company does not renew or extend Ms. Lever's employment, then, Ms. Lever shall receive (i) accrued annual base salary earned but not yet paid through the termination date, (ii) severance equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to her accrued vacation days, and (vi) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company.

In the event of Ms. Lever's death or disability (as defined in the employment agreement), Ms. Lever or her beneficiaries shall receive a lump sum payment equal to (i) her annual base salary earned but not yet paid through the termination date, (ii) an amount equal to six months of her annual base salary, and (iii) her accrued vacation days. In such event, the Company shall also pay the COBRA premium for a period of six months for her, her spouse and dependents. In addition, all of Ms. Lever's equity shall accelerate and immediately vest.

INDEPENDENT DIRECTOR COMPENSATION—FISCAL 2011

The following table presents information regarding the compensation paid during fiscal 2011 to members of the Board who are not also the Company's employees (referred to herein as "Non-Employee Directors"). Messrs. Isaacs and Lopez were not entitled to receive, nor did they receive, any additional compensation for their services as a director.

Each independent director receives a quarterly cash payment of $17,500, except for the Chairman of the Board, who receives a quarterly cash payment of $35,000, and each independent director receives an annual grant of non-qualified stock options and/or restricted stock after the Company's annual meeting of shareholders. In addition, the Chairman of the Audit Committee receives a quarterly cash payment of $1,750 and each Audit Committee member receives a quarterly cash payment of $875. The Chairman of the Compensation Committee and the Chairman of the Governance Committee each receives a quarterly cash payment of $1,250 and each member of the Compensation Committee and the Governance Committee receives a quarterly cash payment of $625. With the approval of the Board, the Company's Governance Committee determines the number of options or restricted stock granted to each independent director, the exercise price (which is always the closing price on the date of grant), the vesting schedule and other terms. The Board may also make discretionary grants of stock options or restricted stock to independent directors pursuant to the recommendations of the Governance Committee. During fiscal 2011, all options and restricted stock granted to independent directors were granted pursuant to the Company's 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as a director. The following table provides information about options and restricted stock granted to the Company's independent directors during fiscal 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
	(a)	(b)	(c)	(d)
Garry W. Saunders	148,500	40,286	80,209	268,995
John R. Bailey	81,000	30,993	71,002	182,995
Daniel M. Wade	81,000	38,318	92,651	211,969
Eileen F. Raney(3)	63,607	57,779	69,340	190,726
A. Randall Thoman(4)	65,789	63,977	75,478	205,244
Louis J. Castle, II(5)	60,635	—	—	60,635

(1)
These amounts reported in columns (b) and (c) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2011 under FASB ASC Topic 718, Compensation—Stock Compensation. These amounts do not reflect amounts paid to or realized by the director for fiscal 2011. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to the Company's audited consolidated financial statements, included as part of the Company's annual report for fiscal 2011 filed with the SEC on Form 10-K, which is incorporated herein by reference.

(2)
At the March 17, 2011 meeting of the Board immediately following the annual meeting of the Company's shareholders on the same date, each Non-Employee Director was granted an option to purchase shares of the Company's common stock with an exercise price of $10.47 per share (the closing price on the date of grant) and an aggregate grant date fair value of $272,264. Mr. Saunders was granted 11,840 options, Mr. Thoman was granted 10,929 options, Messrs. Bailey and Wade and Ms. Raney were each granted 9,107 options. These option awards cliff vest on March 17, 2012. Additionally, each Non-Employee Director was granted shares of restrictive stock. Mr. Saunders was granted 6,208 shares of restrictive stock, Mr. Thoman was granted 5,731 shares of restrictive stock, Messrs. Bailey and Wade and Ms. Raney were each granted 4,776 shares of restrictive stock.

  These shares of restrictive stock have an aggregate grant date fair value of $275,015. The restrictive stock awards cliff vest on March 17, 2012.

(3)
As a result of her appointment to the Board on January 10, 2011, Ms. Raney was granted 3,000 shares of restrictive stock to cliff vest on January 10, 2012 and 17,000 options to purchase shares of the Company's common stock with an exercise price of $11.10 per share (the closing price on the date of grant) to cliff vest on January 10, 2013.

(4)
As a result of his appointment to the Board on January 10, 2011, Mr. Thoman was granted 3,000 shares of restrictive stock to cliff vest on January 10, 2012 and 17,000 options to purchase shares of the Company's common stock with an exercise price of $11.10 per share (the closing price on the date of grant) to cliff vest on January 10, 2013.

(5)
Mr. Castle served as a member of the Board until his resignation on September 30, 2011. The amount of director's compensation included herein is also included in the Summary Compensation Table above under "All Other Compensation".

The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of the Company's Non-Employee Directors as of October 31, 2011.

Name	Number of Shares Subject to Outstanding and Unexercised Options	Number of Unvested Shares of Restricted Stock
Garry W. Saunders	221,090	6,208
John R. Bailey	151,357	4,776
Daniel M. Wade	49,357	4,776
Eileen F. Raney	26,107	4,776
A. Randall Thoman	27,929	5,731

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 31, 2011, with respect to shares which may be issued under the Company's equity compensation plans:

	Number of Shares Which May be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuances
Equity compensation plans approved by security holders	4,578,267	$14.13	1,824,369
Equity compensation plans not approved by security holders(2)	60,000	$7.12	—

Total	4,638,267	$14.04	1,824,369

(1)
The number of shares and the exercise prices have been adjusted to reflect the Company's three-for-two stock splits in April 2004 and January 2005.

(2)
In connection with Mr. Fox's appointment as the Company's Chief Financial Officer, effective on August 1, 2009, the Compensation Committee granted Mr. Fox an option to purchase 60,000 shares of the Company's common stock (collectively, the "Options"). The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

Risk Considerations.    The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. See the section titled "Risk Oversight" above for an additional discussion of risk considerations.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 17, 2010, the Company's Audit Committee engaged PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal years ended October 31, 2011 and 2010. Effective March 17, 2010, the Company's audit committee dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm.

During the year ended October 31, 2009, and the subsequent interim period ended January 31, 2010, and through March 17, 2010, neither the Company nor anyone on the Company's behalf had consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Deloitte's audit reports on the Company's consolidated financial statements as of and for the fiscal year ended October 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended October 31, 2009 and in the subsequent interim period ended January 31, 2010, and through March 17, 2010, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements. In addition, during such periods, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The foregoing disclosures were previously reported in a Form 8-K that was filed with the SEC on March 23, 2010. The Company provided Deloitte with a copy of the disclosures in the Form 8-K and requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of Deloitte's letter dated March 23, 2010 is attached as Exhibit 16.1 to the Form 8-K.

PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm for the fiscal years ended October 31, 2011 and 2010. The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP related to the audit of the Company's annual financial statements for the fiscal years ended October 31, 2011 and October 31, 2010 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those years. For the year ended October 31, 2010, the fees included professional services rendered by Deloitte as the Company's independent public accountant through March 17, 2010. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Fee Type	2011	2010
Audit Fees	$1,227,048	$994,085
Audit-Related Fees	—	—
Tax Fees	701,307	825,297
All Other Fees	—	22,723

Total Fees	$1,928,355	$1,842,105

Audit Fees.    Audit fees are fees for professional services related to the audit of the Company's financial statements included in the Company's annual report on Form 10-K and review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, attestation of management's assessment of internal control, as required by Section 404 of Sarbanes-Oxley, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including the Company's current reports on Form 8-K and registration statements under the Securities Act of 1933. Fees paid to PricewaterhouseCoopers LLP for audit fees during fiscal 2011 were $1.3 million. Fees paid to PricewaterhouseCoopers LLP and Deloitte for audit fees during fiscal 2010 were $0.9 million and $0.1 million, respectively.

Audit-Related Fees.    Audit-related fees are fees for assurance and services that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by PricewaterhouseCoopers LLP that are not required by statute or regulations and consulting on financial accounting/reporting standards.

Tax Fees.    Of the total amount of tax fees, fees for tax compliance and preparation services totaled $0.4 million for both fiscal 2011 and 2010. This includes preparation of the Company's original and amended tax returns, including the Company's subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from "audit-related" items. Fees paid to PricewaterhouseCoopers LLP for tax compliance and preparation services during fiscal 2011 was $0.4 million. Fees paid to PricewaterhouseCoopers LLP and Deloitte for tax compliance and preparation services during fiscal 2010 were $0.03 million and $0.4 million, respectively. Fees for tax due diligence and international structure consultation totaled $0.3 million and $0.4 million in fiscal 2011 and 2010, respectively, of the total amount of tax fees. Fees paid to PricewaterhouseCoopers LLP for tax due diligence and international structure consultation during fiscal 2011 and 2010 were $0.3 million and $0.2 million, respectively.

All Other Fees.    Fees for all other permissible services were not material.

PricewaterhouseCoopers LLP has indicated, and the Company's Audit Committee has agreed, that the services performed by PricewaterhouseCoopers LLP that were not related to its audit of the Company's financial statements were at all times compatible with maintaining that firm's independence.

The Audit Committee pre-approves all auditing services. The Audit Committee also pre-approves all permitted non-audit services to be performed by the Company's independent registered public accounting firm subject to "de minimus" exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act. Non-audit services are approved by the Company's Audit Committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to the Company's Audit Committee. The Audit Committee reviews those descriptions and pre-approves those services, project by project, prior to the beginning of each project. Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the Company's independent registered public accounting firm to perform any services. The authority to grant specific pre-approval between regularly scheduled Audit Committee meetings has been delegated to the Chairman of the Audit Committee. The Audit Committee is regularly informed as to the non-audit services actually provided by the Company's independent registered public accounting firm pursuant to the pre-approved projects. Fees paid to the Company's independent registered public accounting firm in reliance on the "de minimus" exception referred to above did not exceed permissible amounts during fiscal 2011 and 2010.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

It is not the responsibility of the Company's Audit Committee to prepare the Company's financial statements in accordance with generally accepted accounting principles; that is the responsibility of the Company's management. Further, it is not the responsibility of the Company's Audit Committee to plan and conduct annual audits or quarterly reviews; that is the responsibility of the Company's independent registered public accounting firm. It is also not the responsibility of the Company's Audit Committee to ensure compliance with laws and regulations; that is the responsibility of the Company's management.

During fiscal 2011, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent registered public accounting firm. The Audit Committee's agenda is established by the Audit Committee's Chairman and senior members of the Company's financial management team in accordance with the Audit Committee charter. The Audit Committee met in private sessions with the Company's independent registered public accounting firm at certain of its meetings, and also separately with the Company's head of internal audit, with and without management representation, to discuss financial management, evaluations of the Company's internal controls over financial reporting and the Company's accounting principles.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Committee discussed with the independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.

Based on the Audit Committee's discussion with management and the independent registered public accounting firm, and the Audit Committee's review of the Company's audited financial statements and the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended October 31, 2011 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
A. Randall Thoman (Chairman) Garry W. Saunders John R. Bailey Daniel M. Wade Eileen F. Raney

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company reviews all relationships and transactions in which the Company and the Company's directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company's legal staff and internal audit staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's proxy statement. All reportable transactions between the Company and the related parties are reviewed and approved in advance by the Company's Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2011 were Messrs. Daniel M. Wade (Chairman), Garry W. Saunders, Louis J. Castle, II, John R. Bailey and A. Randall Thoman and Ms. Eileen F. Raney. Mr. Castle resigned as a member of the Board and all committees on September 30, 2011, immediately prior to his appointment as the Company's Chief Strategy Officer. None of these directors was a current or former officer or employee of the Company while serving on the Compensation Committee or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity during fiscal 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's directors, certain of the Company's officers and persons holding 10% of the Company's common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of the Company's common stock. All executive officers and directors timely filed all reports as required during and with respect to the fiscal year ended October 31, 2011. These reports are available on the Company's website at www.shufflemaster.com and on the SEC's website at www.sec.gov.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders to be considered for inclusion in the proxy statement and proxy card for the 2013 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act must be submitted in writing to the corporate secretary of the Company, Shuffle Master, Inc., 1106 Palms Airport Drive, Las Vegas, Nevada 89119, and must be received by Saturday, October 6, 2012.

In addition, the Company's amended and restated bylaws include advance notice provisions relating to shareholder nominations for directors or other business not intended to be included in the Company's proxy materials pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the corporate secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the amended and restated bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2013 annual meeting of shareholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the corporate secretary no earlier than Thursday, November 15, 2012, and no later than Saturday, December 15, 2012. However, in the event the 2013 annual meeting of shareholders is to be held on a date that is not within 25 days before or after March 15, 2013, then notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or delivered or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a shareholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHAREHOLDER COMMUNICATIONS

Shareholders can send communications to the Board by contacting the Company's Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

Where shareholders request information or ask questions that the Company's management can more efficiently address, the Company's Investor Relations Department responds to such shareholder communications without forwarding them to the Board; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the Audit Committee. All other communications are forwarded by the Investor Relations Department to either the full Board or the Chairman of the Company's committees, as appropriate.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of the Company's filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

OTHER BUSINESS

The Company does not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and the Company knows of no other business to come before the meeting.

By Order of the Board of Directors,

Linster W. Fox Executive Vice President, Chief Financial Officer and Secretary

February 3, 2012
Las Vegas, Nevada

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000121170_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR all of the following nominees: 1. Election of Directors Nominees 01 Garry W. Saunders 02 John R. Bailey 03 Daniel M. Wade 04 Eileen F. Raney 05 A. Randall Thoman 06 Michael Gavin Isaacs 07 David B. Lopez SHUFFLE MASTER, INC. 1106 PALMS AIRPORT DRIVE LAS VEGAS, NEVADA 89119 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals. For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company for the 2012 fiscal year. 3. To approve, by non-binding vote, executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000121170_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . SHUFFLE MASTER, INC. Annual Meeting of Shareholders March 15, 2012 at 10:00 A.M. This proxy is solicited by the Board of Directors The shares will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Michael Gavin Isaacs and Linster W. Fox, or either of them, as your proxies, with full power of substitution, to vote the shares you held on January 18, 2012, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side